Exhibit 10.1

TERM LOAN AGREEMENT
DATED AS OF JULY 22, 2011
BY AND AMONG
COLONIAL REALTY LIMITED PARTNERSHIP,
AS BORROWER,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND
THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 12.5,

AS LENDERS

WELLS FARGO SECURITIES, LLC
AS SOLE LEAD ARRANGER AND SOLE BOOKRUNNER,
AND EACH OF
PNC BANK, NATIONAL ASSOCIATION
AND
U.S. BANK NATIONAL ASSOCIATION
AS A DOCUMENTATION AGENT

			Page
ARTICLE I. DEFINITIONS			1
Section	1.1	Definitions	1
Section	1.2	General; References to Times	22
ARTICLE II. CREDIT FACILITY			23
Section	2.1	Term Loans	23
Section	2.2	Rates and Payment of Interest on Loans	23
Section	2.3	Number of Interest Periods	24
Section	2.4	Repayment of Loans	24
Section	2.5	Prepayments	24
Section	2.6	Continuation	24
Section	2.7	Conversion	25
Section	2.8	Notes	25
Section	2.9	Additional Loans	26
Section	2.10	Advances by Agent	26
Section	2.11	Funds Transfer Disbursements	27
ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS			28
Section	3.1	Payments	28
Section	3.2	Pro Rata Treatment	28
Section	3.3	Sharing of Payments, Etc.	28
Section	3.4	Several Obligations	29
Section	3.5	Minimum Amounts	29
Section	3.6	Fees	29
Section	3.7	Computations	29
Section	3.8	Usury	30
Section	3.9	Agreement Regarding Interest and Charges	30
Section	3.10	Statements of Account	30
Section	3.11	Defaulting Lenders	30
Section	3.12	Taxes	31
ARTICLE IV. YIELD PROTECTION, ETC.			32
Section	4.1	Additional Costs; Capital Adequacy	32
Section	4.2	Suspension of LIBOR Loans	33
Section	4.3	Illegality	34
Section	4.4	Compensation	34
Section	4.5	Affected Lenders	34
Section	4.6	Treatment of Affected Loans	35
Section	4.7	Change of Lending Office	36
Section	4.8	Assumptions Concerning Funding of LIBOR Loans	36
ARTICLE V. CONDITIONS PRECEDENT			36
Section	5.1	Initial Conditions Precedent	36
Section	5.2	Conditions Precedent to All Loans	38
ARTICLE VI. REPRESENTATIONS AND WARRANTIES			38
Section	6.1	Representations and Warranties	38

i

(continued)
			Page
Section	6.2	Survival of Representations and Warranties, Etc.	47
ARTICLE VII. AFFIRMATIVE COVENANTS			47
Section	7.1	Preservation of Existence and Similar Matters	47
Section	7.2	Compliance with Applicable Law and Contracts	48
Section	7.3	Maintenance of Property	48
Section	7.4	Conduct of Business	48
Section	7.5	Insurance	48
Section	7.6	Payment of Taxes and Claims	49
Section	7.7	Visits and Inspections	49
Section	7.8	Use of Proceeds	49
Section	7.9	Environmental Matters	49
Section	7.10	Books and Records	50
Section	7.11	Further Assurances	50
Section	7.12	Guarantors	50
Section	7.13	REIT Status	51
Section	7.14	Distribution of Income to the Borrower	51
Section	7.15	Credit Rating	51
Section	7.16	Exchange Listing	51
ARTICLE VIII. INFORMATION			51
Section	8.1	Quarterly Financial Statements	51
Section	8.2	Year-End Statements	52
Section	8.3	Compliance Certificate	53
Section	8.4	Other Information	54
Section	8.5	Electronic Delivery of Certain Information	56
ARTICLE IX. NEGATIVE COVENANTS			57
Section	9.1	Financial Covenants	57
Section	9.2	Indebtedness	57
Section	9.3	Certain Permitted Investments of Borrower	57
Section	9.4	Investments Generally	58
Section	9.5	Liens; Negative Pledges; Other Matters	59
Section	9.6	Restricted Payments; Stock Repurchases	59
Section	9.7	Merger, Consolidation, Sales of Assets and Other Arrangements	59
Section	9.8	Fiscal Year	60
Section	9.9	Modifications to Material Contracts	60
Section	9.10	Transactions with Affiliates	60
Section	9.11	ERISA Exemptions	61
Section	9.12	Restriction on Prepayment of Indebtedness	61
Section	9.13	Modifications to Governing Documents	61
Section	9.14	Occupancy of Unencumbered Assets	61
ARTICLE X. DEFAULT			61
Section	10.1	Events of Default	61
Section	10.2	Remedies Upon Event of Default	64
Section	10.3	Allocation of Proceeds	65

(continued)
			Page
Section	10.4	Performance by Agent	65
Section	10.5	Rights Cumulative	66
ARTICLE XI. THE AGENT			66
Section	11.1	Appointment and Authorization	66
Section	11.2	Wells Fargo as Lender	67
Section	11.3	Approvals of Lenders	67
Section	11.4	Notice of Events of Default	67
Section	11.5	Agent's Reliance	67
Section	11.6	Indemnification of Administrative Agent	68
Section	11.7	Lender Credit Decision, Etc.	69
Section	11.8	Successor Agent	69
Section	11.9	Titled Agent	70
Section	11.10	Other Loans by Lenders to Obligors	70
ARTICLE XII. MISCELLANEOUS			70
Section	12.1	Notices	70
Section	12.2	Expenses	72
Section	12.3	Setoff	72
Section	12.4	Litigation; Jurisdiction; Other Matters; Waivers	73
Section	12.5	Successors and Assigns	73
Section	12.6	Amendments	76
Section	12.7	Nonliability of Agent and Lenders	77
Section	12.8	Confidentiality	77
Section	12.9	Indemnification	77
Section	12.10	Termination; Survival	79
Section	12.11	Severability of Provisions	79
Section	12.12	GOVERNING LAW	79
Section	12.13	Counterparts	80
Section	12.14	Obligations with Respect to Obligors and Subsidiaries	80
Section	12.15	Limitation of Liability	80
Section	12.16	Entire Agreement	80
Section	12.17	Construction	80
Section	12.18	Time of the Essence	80
Section	12.19	Patriot Act	81
Section	12.20	Trustees Not Liable for Obligations of CLP	81

SCHEDULES AND EXHIBITS

SCHEDULE	I	Commitments

SCHEDULE	6.1 (b)	Ownership Structure

SCHEDULE	6.1 (f)	Title to Properties; Liens

SCHEDULE	6.1 (g)	Existing Indebtedness

SCHEDULE	6.1 (i)	Litigation

SCHEDULE	6.1 (k)	Financial Statements

SCHEDULE	6.1 (p)	Environmental Matters

SCHEDULE	6.1 (y)	List of Unencumbered Assets

SCHEDULE	6.1 (ee)	Eminent Domain Proceedings

EXHIBIT	A	Form of Assignment and Acceptance Agreement

EXHIBIT	B	Form of Contribution Agreement

EXHIBIT	C	Form of Guaranty

EXHIBIT	D	Form of Joinder Agreement

EXHIBIT	E	Form of Notice of Borrowing

EXHIBIT	F	Notice of Continuation

EXHIBIT	G	Notice of Conversation

EXHIBIT	H	Form of Compliance Certificate

EXHIBIT	I	Form of Term Loan Note

EXHIBIT	J	Form of Transfer Authorizer Designation Form

THIS TERM LOAN AGREEMENT (this “Agreement”) dated as of July 22, 2011, by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5(d) (collectively, the “Lenders” and individually a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the “Agent”).
WHEREAS, the Lenders have agreed to make available to the Borrower term loans in an aggregate amount of $250,000,000, on the terms and conditions contained herein;
NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Additional Costs” has the meaning given that term in Section 4.1.
“Adjusted EBITDA” means as of any date of determination the sum of (a) EBITDA of Borrower for the immediately preceding calendar quarter annualized less (b) the Capital Reserve for such period. In determining Adjusted EBITDA, EBITDA attributable to enclosed mall Properties shall be calculated using EBITDA attributable to such enclosed mall Properties for the preceding four (4) calendar quarters divided by four (4), and then annualized.
“Adjusted Total Asset Value” means as of any date of determination the sum of (a) Total Asset Value less (b) the value of assets (determined in a manner consistent with the definition of Total Asset Value) owned or leased by Excluded Subsidiaries or Unconsolidated Affiliates and included in Total Asset Value.
“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Agent in a form supplied by the Agent to the Lenders from time to time.
“Affiliate” means as to any Person: any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.
“Agent” means Wells Fargo, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.
“Agreement Date” means the date as of which this Agreement is dated.
“Anti-Terrorism Laws” has the meaning given that term in Section 6.1(hh).
“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.
“Applicable Margin” means at any time the percentage rate per annum set forth below in the Applicable Margin column determined based upon the Credit Rating of Borrower:

Pricing Level	Borrower's Credit Rating (S&P/Moody's)	Applicable Margin
Pricing Level 1	BBB+/Baa1 (or higher)	1.65%
Pricing Level 2	BBB/Baa2	1.80%
Pricing Level 3	BBB-/Baa3	2.00%
Pricing Level 4	BB+/Ba1	2.45%
Pricing Level 5	Below BB+/Ba1	2.90%
As of the Agreement Date, the Applicable Margin is determined based on Pricing Level 4. Any issuance, change or withdrawal of a Credit Rating or other circumstance that would result in a change to a different Pricing Level shall effect a change in the Applicable Margin, as applicable, on the first day of the first calendar month immediately following the occurrence of the circumstance causing such change.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignee” has the meaning given that term in Section 12.5(d).
“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.
“Bankruptcy Code” means Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.
“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).
“Base Rate Loan” means any portion of a Loan bearing interest at a rate based on the Base Rate.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Borrower” has the meaning set forth in the introductory paragraph hereof.
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $200 per unit per annum for multifamily Properties, $0.40 per square foot per annum for all office Properties and $0.15 per square foot per annum for retail Properties multiplied by (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. Any portion of a Property leased under a ground lease to a third party that owns the improvements on such portion of such Property shall not be included in the determination of Capital Reserves. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Borrower and a proportionate share of all Properties of all of its Subsidiaries and Unconsolidated Affiliates.
“Capitalization Rate” means 6.75% for multifamily Properties, 8.00% for retail Properties, and 8.25% for office Properties.
“Capitalized Lease Obligations” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired which are issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank at the time of the acquisition thereof has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company at the time of the acquisition thereof has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at the time of the acquisition thereof at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have at the time of the acquisition thereof net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“Change of Control” means the occurrence of any of the following:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than twenty-five percent (25%) of the total voting power of the then outstanding voting stock of CLP;

(b)during any period of 12 consecutive months, a majority of the Board of Trustees or Directors of CLP consists of individuals who were not either (i) trustees or directors of CLP as of the corresponding date of the previous year, (ii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of CLP of which a majority consisted of individuals described in clause (b)(i) above (including those selected or nominated to replace members as a result of the retirement due to age, death or disability of members of such board), or (iii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of CLP of which a majority consisted of individuals described in clause

(b)(i) above and individuals described in clause (b)(ii), above (including those selected or nominated to replace members as a result of the retirement due to age, death or disability of members of such board);

(c)CLP fails to directly own, free of any liens, encumbrances or adverse claims, at least fifty-one percent (51%) of the Equity Interests of Borrower; or

(d)Borrower fails to own, free of any liens, encumbrances or adverse claims, all of the Equity Interests of each Guarantor (other than CLP).

“CLP” means Colonial Properties Trust, an Alabama trust.
“Commitment” means, as to each Lender, such Lender's obligation to make a Loan pursuant to Section 2.1 in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender's “Commitment Amount.”
“Compliance Certificate” has the meaning given that term in Section 8.3.
“Condominium Conversion” means that both of the following have occurred as to a Residential Property: (a) notice of the conversion of such Property to a condominium form of ownership has been sent to the tenants of such Property if required by Applicable Law, and (b) a declaration of condominium or other similar document with respect to such Property has been filed with the applicable Governmental Authority.
“Consolidated Basis” means a Person and its Subsidiaries, consolidated in accordance with GAAP.
“Construction Budget” means, in the aggregate, the fully budgeted total cost to develop a Property under construction or to convert a Property to Residential Units for Sale, including the acquisition cost of land as reasonably determined by Borrower in good faith. A Property shall no longer be considered to be under construction once it achieves an Occupancy Rate of 80% or more.
“Construction-in-Process” means cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Development Properties that are under development.
“Contingent Liabilities” as to any Person, but without duplication of any amount included or includable in items (a) through (h), (j) and (k) of Indebtedness, as applied to any obligation, means and includes liabilities or obligations with respect to: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation; (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation; (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, or similar off balance sheet financing arrangement; (d) all obligations of such Person with respect to any take-out commitment or forward equity commitment; (e) purchase obligations net of asset value; and (f) all obligations under performance and/or completion guaranties (or other agreements the practical effect of which is to assure performance or completion of such obligations) as and to the extent such obligations are required to be included as liabilities on the balance sheet of such Person in accordance with GAAP.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.6.
“Contribution Agreement” means the Contribution Agreement of even date herewith in substantially the form of Exhibit B to be executed by the Borrower and the Guarantors.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.
“Credit Event” means any of the following: (a) the making of any Loan and (b) the Conversion of a Loan.
“Credit Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the unpaid principal amount of such Lender's Loan to (b) the aggregate unpaid principal amount of all Loans.
“Credit Rating” means the highest rating assigned by the Rating Agencies to each series of rated senior unsecured, non-credit enhanced long term indebtedness of Borrower (or if no such debt exists, its issuer credit rating for debt of such type). If, at any time after Borrower obtains a Credit Rating, (a) the rating system of any of the Rating Agencies (as opposed to the rating of Borrower) shall change, or (b) any of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrower and the Agent shall promptly negotiate in good faith to amend the reference to the specific ratings in this Agreement for the determination of the Pricing Level, and pending such amendment, the applicable rating in effect as of the date the event described in this paragraph occurred shall continue to apply.
“Debt to Total Asset Value Ratio” shall mean the ratio (expressed as a percentage) of (a) the sum of the Borrower's and its Subsidiaries' Indebtedness to (b) Total Asset Value, with Total Asset Value based on the immediately preceding calendar quarter.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.
“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Defaulting Lender” means, subject to Section 3.11(c), any Lender that (a) has failed to (i) fund all or any portion of its Loan within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.11(c)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).
“Development Property” means a Property currently under development that has not become a Stabilized Property, or on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed, provided that (a) such a Development Property (other than a Property being developed as a Residential Unit for Sale Property) on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least twelve (12) months for multifamily, retail and office Properties shall cease to constitute a Development Property notwithstanding the fact that such Property has not become a Stabilized Property, and (b) a Property being developed as a Residential Unit for Sale Property shall cease to be a Development Property upon the earlier to occur of (i) twenty four (24) months after the Condominium Conversion and (ii) thirty-six (36) months after commencement of construction (whether of infrastructure, above ground improvements or otherwise).
“Dollars” or “$” means dollars in lawful currency of the United States of America.
“EBITDA” means, with respect to a Person for a given period and without duplication, the sum of: (a) net income (or loss) of such Person for such period determined on a Consolidated Basis, in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss) for such period): (i) depreciation and amortization; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including without limitation, extraordinary or non-recurring gains and losses; (v) in the case of the Borrower, funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses; plus (b) such Person's pro rata share of EBITDA of its Unconsolidated Affiliates. Straight line rent leveling adjustments required under GAAP, and amortization of intangibles pursuant to FASB ASC 805 and the like, shall be disregarded in determinations of EBITDA (to the extent such adjustments would otherwise have been included in the determination of EBITDA). For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.
“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1 shall have been fulfilled or waived in writing by all of the Lenders.
“Eligible Assignee” means any Person who is: (i) currently a Lender; (ii) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America.
“Eligible Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of 40 years or more from the Effective Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“Eligible QI Cash and Cash Equivalents” means at any time the sum of (a) the proceeds from the sale of Properties by Borrower or a Subsidiary of Borrower which are held by a Qualified Intermediary as cash or Cash Equivalents in a “qualified escrow account” within the meaning of the regulations issued pursuant to Section 1031 of the Internal Revenue Code as cash or Cash Equivalents pursuant to an exchange agreement intended for the purposes of implementing a tax deferred exchange transaction under Section 1031 of the Internal Revenue Code, minus (b) all costs, expenses and other obligations incurred by or owing to such Qualified Intermediary or any other Person which are to be paid from such qualified escrow account prior to or at the time of the disbursement of the proceeds from such qualified escrow account by the Qualified Intermediary. In the event (i) all or a portion of the cash or Cash Equivalents held by the Qualified Intermediary become subject to any Lien or (ii) the Qualified Intermediary becomes subject to any bankruptcy or insolvency proceedings, then with respect to clause (i) above, the value of the cash or Cash Equivalents subject to such Lien shall be reduced by the principal amount of such Lien, and with respect to clause (ii) above, the cash or Cash Equivalents held by such Qualified Intermediary shall be deemed to be zero dollars ($0).
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Issuance” means any issuance by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“Equity Percentage” shall mean the aggregate ownership percentage of Borrower or a Subsidiary of Borrower in each Unconsolidated Affiliate.
“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.
“ERISA Group” means the Borrower, the other Obligors, any Subsidiary of Borrower or any of the other Obligors and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, the other Obligors or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary of Borrower (a) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary; (b) which is prohibited from guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary's organizational documents which provision was included in such Subsidiary's organizational documents as a condition to the extension of such Secured Indebtedness; and (c) for which none of the Borrower, CLP, any of their respective Subsidiaries (other than another Excluded Subsidiary) or any other Obligor has any Contingent Liability or is otherwise liable with respect to any of the Indebtedness of such Subsidiary, except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions from non recourse liability.
“Executive Order” has the meaning given that term in Section 6.1(hh).
“Existing Credit Agreement” means that certain Credit Agreement dated as of March 22, 2005, by and among the Borrower, the financial institutions party thereto as “Lenders”, Wells Fargo, successor in interest to Wachovia Bank, National Association, as “Agent,” and the other parties thereto.
“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.
“Fee Letter” means that certain fee letter dated as of June 23, 2011, by and among the Borrower, Wells Fargo and Wells Fargo Securities, LLC.
“Fees” means the fees and commissions provided for or referred to in Section 3.6 and any other fees payable by the Borrower to the Agent or any Lender hereunder or under any other Loan Document or under the Fee Letter.
“First Mortgage Receivable” means a Mortgage Receivable (a) secured by a first priority mortgage, deed of trust or deed to secure debt on a fully developed and operational multifamily, retail or office property, (b) which is performing in accordance with its payment terms and as to which no event of default or other event which would permit the acceleration of such loan shall have occurred, and (c) the outstanding principal balance of which shall not exceed eighty percent (80%) of the value of the underlying real estate, as reasonably determined by Borrower.
“Fixed Charge Coverage Ratio” shall mean the ratio of (a) Adjusted EBITDA to (b) Fixed Charges for the period used to calculate EBITDA annualized.

“Fixed Charges” means, for the immediately preceding fiscal quarter on an annualized basis, the sum of (a) Interest Expense of the Borrower and its Subsidiaries determined on a Consolidated Basis for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (c) all Preferred Dividends paid during such period. The Borrower's and the Subsidiaries' Equity Percentage in the Fixed Charges of their Unconsolidated Affiliates shall be included in the determination of Fixed Charges.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the Agreement Date.
“Governing Documents” of any Person means the declaration of trust, certificate or articles of incorporation, by-laws, partnership agreement or operating or members agreement, as the case may be, and any other organizational or governing documents, of such Person.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Guarantors” means CLP and any other Person that is now or hereafter a party to the Guaranty as a “Guarantor” and shall in any event include all existing and future Material Subsidiaries (unless an Excluded Subsidiary).
“Guaranties” (whether one or more) means the Guaranty substantially in the form of Exhibit C executed by the Guarantors as of the Agreement Date and delivered to the Agent in accordance with this Agreement.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “contaminant”, “hazardous substances”, “hazardous materials”, “hazardous wastes”, “pollutant”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (f) any other chemicals, materials or substances regulated pursuant to any Environmental Law.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than 30 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Contingent Liabilities of such Person (except for and guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person's pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person's pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person's pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans shall constitute Indebtedness of the Borrower.
“Intellectual Property” has the meaning given that term in Section 6.1(t).
“Interest Expense” means, for any period, without duplication, (a) total interest expense of the Borrower and its Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account plus recurring fees such as recurring issuer, trustee and credit enhancement fees in connection with tax-exempt financings, determined on a Consolidated Basis in accordance with GAAP for such period, plus (b) the Borrower's and its Subsidiaries' Equity Percentage of Interest Expense of their Unconsolidated Affiliates for such period.
“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the continuation of a LIBOR Loan the last day of the immediately preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person; (b) a loan, advance or extension of credit to, capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person; or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in the Loan Documents, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Joinder Agreement” means the joinder agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to Section 7.12 by any additional Guarantor, substantially in the form of Exhibit D.
“Lead Arranger” means Wells Fargo Securities LLC and its successors and assigns.
“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and assigns.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender's Administrative Questionnaire or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.
“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest obtained by dividing (i) the rate of interest referred to as the BBA (British Bankers' Association) LIBOR rate as set forth by any service selected by the Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rate for deposits in Dollars at approximately 9:00 a.m. Pacific time, two (2) Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.
“LIBOR Loan” means any portion of a Loan (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.
“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 9:00 a.m. Pacific time for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title, encumbrance or preferential arrangement which has the same practical effect of constituting a security interest or encumbrance of any kind, whether voluntarily incurred or arising by operation of law, in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than a financing statement filed in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code as in effect in an applicable jurisdiction that is not in the nature of a security interest.
“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.
“Loan Document” means this Agreement, each Note, the Guaranty, the Contribution Agreement, each Joinder Agreement, and each other document or instrument now or hereafter executed and delivered by an Obligor in connection with, pursuant to or relating to this Agreement (other than the Fee Letter).
“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Termination Date.
“Material Adverse Effect” means a material adverse change in or effect on (a) the business, assets, financial condition, liabilities (actual or contingent), or results of operations or prospects of Borrower and its Subsidiaries or any other Obligor and its Subsidiaries each taken as a whole, (b) the ability of an Obligor to perform its obligations under the Loan Documents to which it is a party, (c) the validity or enforceability of such Loan Documents, or (d) the rights and remedies of Lenders and Agent under the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any other Obligor or any of their respective Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Subsidiary” means any Subsidiary which either (a) has assets which constitute more than five percent (5%) of Adjusted Total Asset Value at the end of the most recent calendar quarter of Borrower, or (b) owns (or is the lessee under an Eligible Ground Lease of) an Unencumbered Asset included in determining the Unencumbered Asset Value.
“Moody's” means Moody's Investors Service, Inc. and its successors.
“Mortgage Receivable” means mortgage and notes receivable, including interest payments thereunder, of Borrower or any Subsidiary in a Person (other than CLP or its Subsidiaries).
“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Negative Pledge” means a provision of any document, instrument or agreement (including any Governing Document), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues (including termination payments) and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of 3% of the gross revenues for such Property for such period. Notwithstanding anything in this Agreement to the contrary, (x) for the purpose of determining Residential Unit for Sale Value, no Net Operating Income attributable to a Property for the period after the end of the calendar quarter immediately preceding the Condominium Conversion with respect to such Property shall be included, (y) for the purpose of calculating compliance with the Fixed Charge Coverage Ratio and the Net Operating Income attributable to a Property following the Condominium Conversion may be included, and (z) in no event shall Net Operating Income include any income, gain or loss in any case realized on the sale of any portion of a Residential Unit for Sale Property.
“Note” has the meaning assigned to such term in Section 2.8.

“Notice of Borrowing” means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.1(b) evidencing the Borrower's request for the borrowing of the Loans.
“Notice of Continuation” means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.6 evidencing the Borrower's request for the Continuation of a LIBOR Loan.
“Notice of Conversion” means a notice in the form of Exhibit G to be delivered to the Agent pursuant to Section 2.7 evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Obligors owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.
“Obligors” means any Person now or hereafter primarily or secondarily obligated to pay all or any part of the Obligations, including Borrower and Guarantors.
“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property (or with respect to a multifamily Property, the number of multifamily units) actually occupied by tenants that are not affiliated with the Borrower and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 60 or more days to (b) the aggregate net rentable square footage (or with respect to a multifamily Property, the number of multifamily units) of such Property. For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within 90 days of such date.
“Off-Balance Sheet Obligations” means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which the Borrower would be required to disclose in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of the Borrower's report on Form 10‑Q or Form 10‑K (or their equivalents) which the Borrower is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefore). As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management's Discussion and Analysis About Off Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).
“Participant” has the meaning given that term in Section 12.5(d).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, as to any Person, (a) liens securing taxes, assessments and other charges or levies imposed by any governmental authority (excluding any lien imposed pursuant to any of the provisions of ERISA or pursuant to any environmental laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under the applicable provisions of this Agreement; (b) liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar applicable laws; (c) liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) liens in favor of the Agent for the benefit of the Lenders; and (f) liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor.
“Person” means an individual, corporation, partnership, limited liability company, joint stock company, association, trust or unincorporated organization, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the sum of (a) two percent (2.0%) per annum plus (b) the sum of (i) the Base Rate plus (ii) the Applicable Margin as in effect from time to time.
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Borrower, CLP or a Subsidiary of either of them. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or a Subsidiary of Borrower; or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Equity Interest” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Pricing Level” means one of the following five pricing levels, as applicable, based on the Credit Ratings by S&P and Moody's as provided herein:
“Pricing Level 1” means the Pricing Level which would be applicable for so long as the higher of the Credit Ratings of Borrower is equal to BBB+ by S&P or Baa1 by Moody's.

“Pricing Level 2” means the Pricing Level which would be applicable for so long as the higher of the Credit Ratings of Borrower is equal to BBB by S&P or Baa2 by Moody's.
“Pricing Level 3” means the Pricing Level which would be applicable for so long as the higher of the Credit Ratings of Borrower is equal to BBB- by S&P or Baa3 by Moody's.
“Pricing Level 4” means the Pricing Level which would be applicable for so long as the higher of the Credit Ratings of Borrower is equal to BB+ by S&P or Ba1 by Moody's.
“Pricing Level 5” means the Pricing Level which would be applicable for so long as the higher of the Credit Ratings of Borrower is less than BB+ by S&P or Ba1 by Moody's.
If Borrower shall not have a Credit Rating from either Rating Agency, Pricing Level 5 shall apply. If Borrower shall only obtain a Credit Rating from one of the Rating Agencies, the Borrower shall be entitled to the benefit of the applicable Pricing Level based upon the Credit Rating issued by such Rating Agency. During any period that Borrower has obtained two Credit Ratings that are not equivalent and which differ by more than one rating level (for example, BBB+ by S&P and Baa3 by Moody's), then the Pricing Level shall be determined by reference to one rating level below the higher Credit Rating of the Borrower.
“Principal Office” means the office of the Agent located at 608 2nd Avenue South, 11th floor, Minneapolis, Minnesota 55402, or such other office of the Agent as the Agent may designate from time to time.
“Prohibited Person” has the meaning given that term in Section 6.1(hh).
“Property” means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a ground lease by Borrower, any other Obligor, or any of their respective Subsidiaries or any Unconsolidated Affiliate of Borrower and which is located in a State of the United States of America or the District of Columbia.
“Qualified Intermediary” means any Person serving as a “qualified intermediary” and/or “exchange accommodation title holder” for purposes of a sale or exchange pursuant to, and qualifying for tax treatment under, Section 1031 of the Internal Revenue Code.
“Rating Agencies” means S&P and Moody's.
“Register” has the meaning given that term in Section 12.5(e).
“Regulatory Change” means, with respect to any Lender, any change in Applicable Law effective after the Agreement Date (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“Related Parties” means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.
“Requisite Lenders” means, as of any date, Lenders holding more than 66-2/3% of the aggregate outstanding principal amount of the Loans (excluding Defaulting Lenders who, accordingly, are not entitled to vote).
“Residential Property” means a residential condominium Property or a Property comprised of a group of residential units for sale.
“Residential Unit For Sale” means a Residential Property that is completed or has been the subject of a Condominium Conversion for the purpose of sale of units therein.
“Residential Unit For Sale Value” means as of any date of determination, the sum of the following: (a) the sum of (i) the Net Operating Income attributable to Residential Properties subject to a Condominium Conversion for the four (4) calendar quarter period ending immediately prior to such conversion divided by six and three quarters percent (6.75%), plus (ii) the cost of capital improvements made to such Residential Properties following the Condominium Conversion, which amount pursuant to this clause (ii) shall not as to any Residential Property exceed twenty-five percent (25%) of the amount determined in accordance with the preceding clause (a) (i) with respect to such Residential Property, plus (b) the cost of all other Residential Units For Sale that are not the subject of a Condominium Conversion (that is, such Residential Units For Sale are a new development), minus (c) ninety percent (90%) of the gross actual contractual sales price of each Residential Unit For Sale prior to any deductions for commissions, fees and any other expenses. Notwithstanding the foregoing, no value will be attributed to any Residential Unit For Sale that is the subject of a Condominium Conversion twenty-four (24) months after such conversion, and no value will be attributed to any other Residential Unit For Sale thirty-six (36) months after commencement of construction (whether of infrastructure, above-ground improvements or otherwise) except that after the expiration of the applicable period and at which point no Residential Unit for Sale Value would be attributable to such converted condominium Property, Residential Unit for Sale Value may include (without duplication) an amount equal to the Net Operating Income attributable to such converted condominium property for the most recently ended four (4) fiscal quarter period, divided by six and three quarters percent (6.75%) (the “Reverse Conversion Value”). In addition, no value shall be attributable to any Residential Unit For Sale at any time following the earlier of the date that (i) all residential units within such Residential Property have been sold or otherwise conveyed, (ii) the management or control of such Residential Property has been turned over to such Property's homeowner's association or similar entity, or (iii) less than ten percent (10%) of the residential units within such Residential Property remain unsold.
“Responsible Officer” means (a) with respect to CLP (acting as a signatory for Borrower), CLP's President, chief financial officer, chief accounting officer or any other senior officer, (b) with respect to any other Obligor, such Obligor's chief executive officer, chief financial officer, or any other senior officer, and

(c) with respect to any Lender, any officer, partner, managing member or similar person apparently authorized to execute documents on behalf of such Lender. A Responsible Officer shall also include any other person or officer specifically authorized and designated as such by the applicable Person.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower, any Obligor or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower, any Obligor or any of their respective Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower, any Obligor or any of their respective Subsidiaries now or hereafter outstanding.
“Reverse Conversion Value” has the meaning set forth in the definition of Residential Unit for Sale Value.
“Secured Debt” means with respect to Borrower or any of its Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons on a Consolidated Basis outstanding at such date and that is secured in any manner by any Lien, and in the case of the Borrower, shall include (without duplication), the Borrower's Equity Percentage of the Secured Debt of its Unconsolidated Affiliates.
“Secured Debt to Total Asset Value Ratio” shall mean the ratio (expressed as a percentage) of Secured Debt to Total Asset Value.
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.
“Stabilized Property” means a completed Property that has achieved an Occupancy Rate of at least eighty percent (80%) for a period of not less than one (1) full calendar quarter.
“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Tangible Net Worth” means, as of a given date, (a) the stockholders' equity of the REIT determined on a consolidated basis, plus (b) accumulated depreciation and amortization, minus (c) the following (to the extent reflected in determining stockholders' equity of the Borrower and its Subsidiaries): (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write‑up in excess of the cost of such assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP, all determined on a Consolidated Basis.
“Taxes” has the meaning given that term in Section 3.12.
“Termination Date” means August 1, 2018.
“Titled Agent” means the Lead Arranger and its successors and permitted assigns.
“Total Asset Value” means as of any date of determination the sum (without duplication) of all of the following of the Borrower and its Subsidiaries on a Consolidated Basis determined in accordance with GAAP applied on a consistent basis: (a) cash and Cash Equivalents, plus (b) with respect to each Property owned for the prior twelve (12) consecutive months by the Borrower or any Subsidiary of Borrower, the quotient of (i) Net Operating Income attributable to such Property (without regard to its occupancy) for the calendar quarter most recently ended times four (4), divided by (ii) the applicable Capitalization Rate, plus (c) the GAAP book value of Properties acquired during the most recent period of twelve (12) consecutive months, plus (d) Construction‑in‑Process until the earlier of (i) the date such Property is no longer a Development Property or (ii) the calendar quarter after the Property becomes a Stabilized Property, plus (e) the GAAP book value of Unimproved Land, Mortgage Receivables, other promissory notes and other tangible assets, plus (f) the Residential Unit for Sale Value except to the extent the Reverse Conversion Value shall exceed two and one half percent (2.50%) of Total Asset Value, such excess shall be excluded. The Borrower's pro rata share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in Total Asset Value calculations consistent with the above described treatment for wholly‑owned assets. For purposes of determining Total Asset Value, (x) Net Operating Income from Properties acquired or disposed of by the Borrower, any Subsidiary of Borrower or any Unconsolidated Affiliate during the immediately preceding calendar quarter of the Borrower shall be excluded and (y) Capital Reserves shall not be deducted from Net Operating Income of multifamily Properties. Notwithstanding the foregoing, the Net Operating Income of enclosed mall Properties shall for the purposes of clause (b)(i) above be determined for the preceding four (4) calendar quarters divided by four (4), and then annualized. The value attributable to any Residential Unit for Sale Property shall only be included under clause (f) above.
“Total Indebtedness” means all Indebtedness of the Borrower and all of its Subsidiaries determined on a Consolidated Basis.
“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit J to be delivered by the Borrower to the Agent pursuant to Section 5.1(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Agent.
“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.
“Unconsolidated Affiliate” means, in respect of any Person, any other Person (a) in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, or

(b) which is not a Subsidiary of such first Person.
“Unencumbered Adjusted NOI” means, for any period, NOI from all Unencumbered Assets (without regard to the occupancy of an individual Unencumbered Asset, but subject to the terms of Section 9.14) for the immediately preceding quarter annualized. Notwithstanding the foregoing, NOI of enclosed mall Properties included within Unencumbered Assets shall be determined for the preceding four (4) calendar quarters divided by four (4), and then annualized.
“Unencumbered Asset” means a Property which satisfies all of the following requirements: (a) such Property is fully developed and operational as a retail, office or multifamily property unless such property is a Development Property; (b) the Property is owned, or leased under an Eligible Ground Lease, entirely by the Borrower and/or a Guarantor (except for any individual units within a Residential Unit for Sale Property that have been sold to unaffiliated third party purchasers); (c) neither such Property, nor any interest of the Borrower or any Guarantor therein, is subject to any Lien (other than those described in clauses (a), (c) and (d) of the definition of Permitted Liens) or a Negative Pledge; (d) if such Property is owned or leased by a Guarantor (i) none of the Borrower's direct or indirect ownership interest in such Guarantor is subject to any Lien or to a Negative Pledge; and (ii) the Borrower directly or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Guarantor, as applicable; (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; (f) if such Property constitutes Construction-In-Process and construction of above-ground improvements has commenced, or in the case of a Property being developed as a Residential Unit for Sale Property and improvements or alterations thereto have commenced, such construction has not been terminated, suspended, or otherwise interrupted for more than one hundred twenty (120) consecutive days (unless such delay is a result of force majeure); (g) such Property is located entirely in a state within the contiguous 48 states of the continental United States or the District of Columbia; and (h) such Property has been designated as an “Unencumbered Asset” on Schedule 6.1(y) or an Unencumbered Asset Certificate and in either event has not been removed as an Unencumbered Asset pursuant to Section 8.4(o). With respect to Eligible QI Cash and Cash Equivalents, unrestricted Cash Equivalents and First Mortgage Receivables included in the Unencumbered Asset Value, (x) neither such asset, nor any interest of the Borrower or any Guarantor therein, is subject to any Lien (other than those described in clause (a) of the definition of “Permitted Liens”) or a Negative Pledge, (y) with respect to First Mortgage Receivables, the underlying collateral for such loan shall be a property which is owned in fee simple by the borrower or is ground leased under an Eligible Ground Lease which satisfies the requirements of clauses (a), (e), (f) and (g) of the definition of “Unencumbered Assets”(except that the underlying real estate need not be owned by Borrower or a Guarantor), and (z) in any such case such asset has been designated as an “Unencumbered Asset” on Schedule 6.1(y) or an Unencumbered Asset Certificate and in either event has not been removed as an Unencumbered Asset pursuant to Section 8.4(o).
“Unencumbered Asset Certificate” has the meaning given that term in Section 8.3.
“Unencumbered Asset Value” means as of any date of determination the sum (without duplication) of (a) the Unencumbered Adjusted NOI from Properties included in Unencumbered Assets (excluding NOI attributable to Development Properties included within Unencumbered Assets) for the calendar quarter most recently ended times four (4) divided by the applicable Capitalization Rate, plus (b) the GAAP book value of all Unencumbered Assets acquired during the period of eighteen (18) consecutive months most recently ended, plus (c) the GAAP book value of Construction-In-Process and Development Properties included within Unencumbered Assets, until the earlier of (i) the date such Property is no longer a Development Property or (ii) the second calendar quarter after such Property becomes a Stabilized Property (except that to the extent the Unencumbered Asset Value pursuant to this clause (c) and clause (d) would exceed fifteen percent (15%) of the Unencumbered Asset Value, such excess shall be excluded), plus (d) the Residential Units for Sale Value (including the Reserve Conversion Value) for Residential Units for Sale included in Unencumbered Assets (except that to the extent the Unencumbered Asset Value pursuant to this clause (d) would exceed ten percent (10%) of the Unencumbered Asset Value, such excess shall be excluded), plus (e) Eligible QI Cash and Cash Equivalents included within Unencumbered Assets, plus (f) unrestricted Cash Equivalents held by the Borrower and the Guarantors included within Unencumbered Assets (except that to the extent that the Unencumbered Asset Value pursuant to clauses (e) and (f) exceeds ten percent (10%) of Unencumbered Asset Value, any such excess shall be excluded), plus (g) the outstanding principal balance of First Mortgage Receivables of the Borrower and Guarantors included within Unencumbered Assets (except that to the extent the Unencumbered Asset Value pursuant to this clause (g) would exceed five percent (5%) of the Unencumbered Asset Value, such excess shall be excluded). In addition, to the extent that the aggregate Unencumbered Asset Value pursuant to clauses (c), (d), (e), (f) and (g) exceeds twenty-five percent (25%) of the Unencumbered Asset Value, any such excess shall be excluded. For purposes of this definition, Capital Reserves for multifamily Properties shall not be deducted from Net Operating Income.
“Unencumbered Leverage Ratio” means the ratio (expressed as a percentage) of (a) the Unsecured Debt of the Obligors and their Subsidiaries as of the date of determination to (b) the Unencumbered Asset Value as of such date of determination.
“Unimproved Land” shall mean land on which no development (other than improvements that are not material and are temporary in nature) has occurred.
“Unsecured Debt” means Indebtedness of the Obligors and their Subsidiaries on a Consolidated Basis outstanding at any time which is not Secured Debt. Indebtedness secured solely by a pledge of Equity Interests in a Subsidiary owning one or more Properties which is also recourse to the Borrower or a Guarantor shall not be treated as Secured Debt.
“Wells Fargo” means Wells Fargo Bank, National Association and its successors and assigns.
“Wholly Owned Subsidiary” means any Subsidiary of the Borrower in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.
Section 1.2    General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Minneapolis, Minnesota time.
ARTICLE II. CREDIT FACILITY

Section 2.1Term Loans.

(a)Generally. Subject to the terms and conditions hereof, on the Effective Date each Lender severally and not jointly agrees to make a Loan to the Borrower in the aggregate principal amount of such Lender's Commitment. There shall only be a single advance of proceeds of each Loan. Any amount of any Loan that is repaid may not be reborrowed.

(b)Requesting the Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of the borrowing of the Loans. Such Notice of Borrowing shall be delivered to the Agent (i) before 10:00 a.m. in the case of LIBOR Loans, on the date three (3) Business Days prior to the Effective Date and (ii) in the case of Base Rate Loans, on the date one (1) Business Day prior to the Effective Date. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) or the information contained in a telephonic notice of borrowing (if such telephonic notice is received prior to a Notice of Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

(c)Disbursements of Loan Proceeds. On the Effective Date, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Loan to be made by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower in Dollars, in immediately available funds, on the Effective Date.

Section 2.2    Rates and Payment of Interest on Loans.

(a)Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of the Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)During such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and

(ii)During such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of the Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error (that is an obvious mathematical error).

Section 2.3    Number of Interest Periods.

There may be no more than three (3) different Interest Periods for LIBOR Loans outstanding at the same time.
Section 2.4    Repayment of Loans.

(a)The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date, together with all other amounts then outstanding under this Agreement.

Section 2.5    Prepayments.

(a)Generally. Except as otherwise provided in the immediately following subsection and subject to Section 3.5 and Section 4.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Agent at least one (1) Business Day's prior written notice of the prepayment of any Loan. Each such notice of prepayment shall be irrevocable.

(b)Prepayment Premium. During the periods set forth below, the Borrower may only prepay the Loans, in whole or in part, at the prices (expressed as percentages of principal amount of the Loans to be prepaid) set forth below, plus accrued and unpaid interest, if any, to the date or prepayment:

Period	Percentage
Effective Date to and including July 22, 2013	102%
After July 22, 2013 to and including July 22, 2014	101%
All times after July 22, 2014	100%

The Borrower acknowledges and agrees that the amount payable by it in connection with the prepayment of the Loans is a reasonable calculation of the Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of the Loans.
Section 2.6    Continuation.

So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any Loan that is a LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower's giving to the Agent a Notice of Continuation not later than 10:00 a.m. on the third (3rd) Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any such LIBOR Loan in accordance with this Section, or if a Default or Event of Default shall have occurred and be continuing, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.7 or the Borrower's failure to comply with any of the terms of such Section.
Section 2.7    Conversion.

So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a Loan that is a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 10:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third (3rd) Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.
Section 2.8    Notes.

(a)Notes. The Loan made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit I (each, a “Note”), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect (or if such Lender was not a Lender on the Effective Date, in a principal amount equal to the initial principal amount of the Loan of such Lender) and otherwise duly completed.

(b)Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of the Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error (that is an obvious mathematical error).

(c)Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that the Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.9    Additional Loans.

Subject to the approval of the Agent (which shall not be unreasonably withheld, delayed or, except with respect to the fees to be paid to Agent for arranging the increase, conditioned), the Borrower shall have the right at any time and from time to time during the period beginning on the Effective Date to but excluding the Termination Date to request additional Loans by providing written notice to the Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Loans shall not exceed $400,000,000. Each such increase in the Loans must be an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof. The Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase the principal amount of its Loan or provide a new Loan, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. Effecting the increase of the Loans under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Obligor in any Loan Document to which such Obligor is a party shall be true and correct in all material respects on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Agent shall have received each of the following, in form and substance satisfactory to the Agent: (i) if not previously delivered to the Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate and other necessary action taken by the Borrower to authorize such increase and (B) all corporate and other necessary action taken by each Guarantor authorizing the guaranty of such increase; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Agent and the Lenders covering such matters as reasonably requested by the Agent, and (iii) new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing the principal amount of their Loans, in the principal amount of such Lender's Loan at the time of the effectiveness of the applicable increase in the aggregate principal amount of the Loans. In connection with any increase in the aggregate principal amount of the Loans pursuant to this Section any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request.
Section 2.10    Advances by Agent.

Unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Loan available to the Agent on the date of the requested borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender and such Lender shall be liable to Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Rate. Subject to the terms of this Agreement (including, without limitation, Section 12.15), Borrower does not waive any claim that it may have against a Defaulting Lender.
Section 2.11    Funds Transfer Disbursements.

(a)Generally. The Borrower hereby authorizes the Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form. The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or (ii) made in the Borrower's name and accepted by the Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower. The Borrower further agrees and acknowledges that the Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire or funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower. The Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower. If the Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Agent takes these actions the Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Agent and the Borrower. The Borrower agrees to notify the Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Agent's confirmation to the Borrower of such transfer.

(b)Funds Transfer. The Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to the Agent or any Lender or prohibited by any Governmental Authority, (iii) cause the Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Agent or any Lender to violate any Applicable Law or regulation.

(c)Limitation of Liability. Neither the Agent nor any Lender shall be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower's transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Agent's or any Lender's control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Agent, any Lender or the Borrower knew or should have known the likelihood of these damages in any situation. Neither the Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1Payments.

Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Sections 3.2 and 3.3, the Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of Borrower with the Agent. The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than one (1) Business Day after receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
Section 3.2    Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) the making of the Loans by the Lenders under Section 2.1(a) shall be made by the Lenders pro rata according to the amount of their respective Commitments; (b) each payment or prepayment of principal of the Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (c) each payment of interest on the Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amount of interest on such Loans then due and payable to the respective Lenders; (d) each payment of the Fees under Section 3.6(a) shall be made for the account of the Lenders pro rata in accordance with their respective Commitments; and (e) the Conversion and Continuation of the Loans of a particular Type (other than Conversions provided for by Section 4.6) shall be made pro rata among the Lenders according to their respective Loans and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous. Any payment or prepayment of principal or interest made during the existence of a Default or Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 10.3.
Section 3.3    Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, its Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or an Obligor through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to some or all of the Lenders pro rata in accordance with Section 3.2 or Section 10.3, as applicable, such Lender shall promptly purchase from the other applicable Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the applicable Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2 or Section 10.3. To such end, all the applicable Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set‑off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
Section 3.4    Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5    Minimum Amounts.

(a)Borrowings and Conversions. Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof. LIBOR Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount.

(b)Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate principal amount of the Loans then outstanding).

Section 3.6    Fees.

(a)Closing Fee. On the Effective Date, the Borrower agrees to pay to the Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Agent.

(b)Administrative and Other Fees. The Borrower agrees to pay the reasonable administrative and other fees of the Agent as provided in the Fee Letter and as may be agreed to in writing from time to time.

Section 3.7    Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days (or a year of 365 days in the case of Base Rate Loans) and the actual number of days elapsed.

Section 3.8    Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.
Section 3.9    Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, amendment fees, up‑front fees, commitment fees, facility fees, prepayment premiums, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, or any other similar amounts are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Borrower hereby acknowledges and agrees that the Lenders have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.10    Statements of Account.

The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon Borrower absent manifest error (that is an obvious mathematical error). The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.
Section 3.11    Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

(b)Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section

3.3 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article V were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loan of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Credit Percentages). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)Defaulting Lender Cure. If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will make such adjustments as the Agent may determine to be necessary to cause the interest of the Lenders in the Loans to be on a pro rata basis in accordance with their respective Credit Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

Section 3.12    Taxes.

(a)Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, and (ii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits (such non‑excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i)pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

(iii)pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

(b)Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)Tax Forms. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent (but only so long as such Lender or participant is or remains lawfully able to do so) such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), and as may be reasonably requested by Borrower or the Agent from time to time, properly completed, currently effective and duly executed by such Lender or participant which will permit payments to it hereunder and under the Notes to be made without withholding or at a reduced rate of withholding, including that such documentation shall indicate whether such payments are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Internal Revenue Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise wholly exempt; provided that nothing herein (including, without limitation, the failure or inability to provide any of such certificates, documents or other evidence) shall relieve the Borrower of its obligations under this Section 3.12. In addition, any such Lender or participant shall deliver to the Borrower and the Agent (but only so long as such Lender or participant is or remains lawfully able to do so) further copies of any such certificate, document or other evidence on or before the date that any such certificate, document or other evidence expires or becomes obsolete.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1Additional Costs; Capital Adequacy.

(a)Capital Adequacy. If any Lender or any Participant determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) or any Regulatory Change affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender's maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or such corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender's or such Participant's obligations hereunder.

(b)Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its maintaining of any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or the maintenance by such Lender of capital in respect of its LIBOR Loans (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans or by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

(c)Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to Continue or to Convert a Base Rate Loan into a LIBOR Loan hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6 shall apply).

(d)Notification and Determination of Additional Costs. Each of the Agent, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Agent, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Agent); provided, however, that notwithstanding the foregoing provisions of this Section, the Agent or any Lender shall not be entitled to compensation for any such amount relating to any period ending more than six (6) months prior to the date that the Agent or such Lender, as applicable, first notifies the Borrower in writing thereof. The Agent, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender or a Participant to the Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Agent, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

Section 4.2    Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or

(b)the Agent reasonably determines (which determination shall be conclusive) that LIBOR as determined by the Agent will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.
Section 4.3    Illegality.

Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6 shall be applicable).
Section 4.4    Compensation.

In addition to any amounts payable pursuant to Section 2.5(b), the Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:
(a)any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Upon the Borrower's request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Each Lender may use any reasonable averaging and attribution methods generally applied by such Lender and may include, without limitation, administrative costs as a component of such loss, cost or expense. Absent manifest error (that is an obvious mathematical error), determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
Section 4.5    Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.12 or 4.1, and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to Continue, or to Convert Base Rate Loans

into, LIBOR Loans shall be suspended pursuant to Section 4.1(b) or 4.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) any Lender is a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower, within thirty (30) days of such request for compensation or suspension, as applicable, may either (i) demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Loan to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5(d) for a purchase price equal to the principal balance of the Loan then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or (ii) in the case of any Affected Lender that is not a Defaulting Lender, pay to such Affected Lender the aggregate principal balance of Loans then owing to such Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Affected Lender, whereupon such Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12, 4.1 or 4.4.
Section 4.6    Treatment of Affected Loans.

If the obligation of any Lender to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1(b), 4.2 or 4.3, then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 that gave rise to such Conversion no longer exist:
(a)to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)any portion of such Lender's Loan that would otherwise be Continued by such Lender as a LIBOR Loan shall be Continued instead as a Base Rate Loan, and any Base Rate Loan of such Lender that would otherwise be Converted into a LIBOR Loan shall remain as a Base Rate Loan.
If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with the respective unpaid principal amount of the Loan held by each Lender.

Section 4.7    Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12, 4.1 or 4.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 4.8    Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.
ARTICLE V. CONDITIONS PRECEDENT

Section 5.1Initial Conditions Precedent.

The obligation of the Lenders to make the Loans is subject to the following conditions precedent:
(a)The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i)Counterparts of this Agreement executed by each of the parties hereto;

(ii)Notes executed by the Borrower payable to each Lender, as applicable, and complying with the applicable provisions of Section 2.8;

(iii)The Guaranty executed by each Guarantor existing as of the Effective Date;

(iv)A favorable opinion of counsel to the Obligors, addressed to the Agent and the Lenders, addressing such matters as Agent may reasonably require;

(v)The Governing Documents of Borrower, each Guarantor, each general partner, and each managing member (or Person performing similar functions) of such Persons certified as of a recent date by the Secretary of State of the State of formation of the applicable Person;

(vi)A good standing certificate with respect to Borrower, each Guarantor and each general partner, and each managing member (or Person performing similar functions) of such Persons issued as of a recent date by the appropriate Secretary of State (and any state department of taxation, as applicable) and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable), of each state in which such Person is organized, in which the Unencumbered Assets owned (or leased pursuant to an Eligible Ground Lease) by such Person are located, and wherever such Person is required to be so qualified and where the failure to be so qualified would have, in each instance, a Material Adverse Effect;

(vii)A certificate of incumbency signed by the general partner, secretary (or Person performing similar functions) of Borrower, each Guarantor and their respective general partners and managing members (or Person performing similar functions) as to each of the partners, officers or other Persons authorized to execute and deliver the Loan Documents to which any of them is a party and the officers or other representatives of the Borrower then authorized to deliver the Notice of Borrowing and Notices of Continuation, and Notices of Conversion;

(viii)Copies, certified by the general partner, secretary or other authorized Person of each of the Borrower, the Guarantors and their respective general partners or managing members (or Persons performing similar functions) of such Persons of all partnership, limited liability company, corporate (or comparable) action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which such Persons are a party;

(ix)A copy of each document or agreement evidencing any of the Indebtedness described in Schedule 6.1(g) as Agent may request, in each case certified as true, correct and complete by the chief operating officer or chief financial officer of the Borrower;

(x)The Notice of Borrowing from the Borrower for the Loans indicating how the proceeds thereof are to be made available to the Borrower, and if any of the Loans initially are to be LIBOR Loans, the Interest Period therefor;

(xi)The Fees then due and payable under Section 3.6, and any other Fees payable to the Agent and the Lenders on or prior to the Effective Date;

(xii)A pro forma Compliance Certificate calculated as of March 31, 2011;

(xiii)A Transfer Authorizer Designation Form effective as of the Agreement Date; and

(xiv)Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request; and

(b)In the good faith judgment of the Agent and the Lenders:

(i)There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower, the other Obligors, and their respective Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)There shall not have occurred any material adverse change in the business, assets, liabilities, condition (financial or otherwise), results of operations, or business prospects of the Borrower and its Subsidiaries taken as a whole;

(iii)No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill the respective obligations under the Loan Documents to which it is a party;

(iv)The Borrower, the other Obligors and their respective Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Obligor is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill their respective obligations under the Loan Documents to which it is a party;

(v)There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents; and

(vi)The Borrower and each other Obligor shall have provided all information requested by the Agent and each Lender in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

Section 5.2    Conditions Precedent to All Loans.

The obligations of the Lenders to make the Loans are all subject to the further condition precedent (as determined in the good faith judgment of the Agent) that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of the Loans or would exist immediately after giving effect thereto; and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief) on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent, prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of the Loan, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time the Loans are made that all applicable conditions to the making of such Loans contained in Article V have been satisfied.
ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1Representations and Warranties.

In order to induce the Agent and each Lender to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Agent and each Lender as follows:
(a)Organization; Power; Qualification. Each of the Borrower, the other Obligors and their respective Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)Ownership Structure. As of the Agreement Date Part I of Schedule 6.1(b) is a complete and correct list or diagram of all Subsidiaries of Borrower and the other Obligors setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Obligor which holds any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (i) each Obligor and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens) and Negative Pledges, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable, and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date Part II of Schedule 6.1(b) correctly sets forth or diagrams all Unconsolidated Affiliates of Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by Borrower.

(c)Authorization of Agreement, Etc. Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Borrower and each other Obligor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which the Borrower or any other Obligor is a party have been duly executed and delivered by the duly authorized officers or other representatives of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

(d)Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes, the other Loan Documents and the Fee Letter to which the Borrower or any other Obligor is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Obligor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Obligor, or any indenture, agreement or other instrument to which the Borrower or any other Obligor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Obligor.

(e)Compliance with Law; Governmental Approvals, Agreements. The Borrower, each other Obligor, and each of their respective Subsidiaries is in compliance with its Governing Documents, each agreement, judgment, decree or order to which any of them is a party or by which any of them or their properties may be bound, each Governmental Approval applicable to it and in compliance with all other Applicable Law (including without limitation, Environmental Laws) relating to such Person except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or an Event of Default or have a Material Adverse Effect.

(f)Title to Properties; Liens; Title Insurance. As of the Agreement Date, Part I of Schedule 6.1(f) sets forth all of the real property owned or leased by the Borrower, each other Obligor and each of their respective Subsidiaries. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. Each of the Borrower, the other Obligors and their respective Subsidiaries have title to their properties sufficient for the conduct of their business. As of the Agreement Date, there are no Liens or Negative Pledges against any Unencumbered Assets except for Permitted Liens. The Borrower or another Obligor is with respect to all Unencumbered Assets and other real property reasonably necessary for the operation of its business, the named insured under a policy of title insurance issued by a title insurer operating in the jurisdiction where such real property is located. As to each such policy of title insurance (i) the coverage amount equals or exceeds the acquisition cost of the related real property and any improvements added thereto by such Person (ii) no claims are pending that, if adversely determined, have had or could reasonably be expected to have a Material Adverse Effect; and (iii) no title insurer has given notice to the insured Person that such policy of title insurance is no longer in effect. Neither Borrower, any other Obligor nor any of their respective Subsidiaries has knowledge of any defect in title of any Property that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing in this Section 6.1(f), there may be a limited number of Properties for which no title insurance policies exist or have been found but the results of such failure to exist or to be able to locate such policies, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(g)Existing Indebtedness. Schedule 6.1(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of the Borrower, the other Obligors and their respective Subsidiaries, including without limitation, Contingent Liabilities of the Borrower and the other Obligors and their respective Subsidiaries, and indicating whether such Indebtedness is Secured Debt or Unsecured Debt. During the period from such date to the Agreement Date, neither the Borrower, any other Obligor nor any of their respective Subsidiaries incurred any material Indebtedness except as set forth in such Schedule. The Borrower, the other Obligors, and their respective Subsidiaries have performed and are in compliance with all of the material terms of all Indebtedness of such Persons and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness.

(h)Material Contracts. Each of the Borrower, the other Obligors and their respective Subsidiaries that is a party to any Material Contract is in compliance with all of the material terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i)Litigation. Except as set forth on Schedule 6.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective property in any court, or before any tribunal, administrative agency, board, arbitrator or mediator of any kind or before or by any other Governmental Authority which has had or could reasonably be expected to have a Material Adverse Effect or which question the validity or enforceability of any of the Loan Documents or the Fee Letter. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could be reasonably expected to have a Material Adverse Effect. There are no judgments outstanding against or affecting the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties individually or in the aggregate involving amounts in excess of $10,000,000.

(j)Taxes. All federal, state and other tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, each other Obligor, any of their respective Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries is under audit. All charges, accruals and reserves on the books of the Borrower, any other Obligor and each of their respective Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)Financial Statements. Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 2010, and the related audited consolidated statements of income, shareholders' equity and cash flow for the fiscal year ending on such date, with the opinion thereon of Pricewaterhouse Coopers, (ii) the audited consolidated balance sheet of CLP and its consolidated Subsidiaries for the fiscal year ending December 31, 2010 and the related audited consolidated statements of income, shareholders' equity and cash flow for the fiscal year ending on such date with the opinion thereof of Pricewaterhouse Coopers, (iii) the unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries for the fiscal quarter ending March 31, 2011, and the related unaudited consolidated statements of income, shareholders' equity and cash flow for the fiscal quarter ending on such date, (iv) the unaudited consolidated balance sheet of CLP and its consolidated Subsidiaries for the fiscal quarter ending March 31, 2011, and the related unaudited consolidated statements of income, shareholders' equity and cash flow for the fiscal quarter ending on such date, and (v) unaudited statements of Net Operating Income for each of the Unencumbered Assets for the fiscal quarter ended March 31, 2011 satisfactory in form to the Agent and certified by a Responsible Officer of CLP. Such financial statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of Borrower and its consolidated Subsidiaries or CLP and its consolidated Subsidiaries, as applicable, as at their respective dates and the results of operations and the cash flow for such periods. Such statements included in the item (v) above are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved the Net Operating Income for such periods. Neither Borrower, CLP, nor any Subsidiary of Borrower or CLP has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, or unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements or except as set forth on Schedule 6.1(k).

(l)No Material Adverse Change. Since December 31, 2010, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower, the Obligors or their respective Subsidiaries. Each of the Borrower, the other Obligors and their respective Subsidiaries are Solvent.

(m)ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(n)No Plan Assets; No Prohibited Transaction. None of the assets of the Borrower, any other Obligor or their respective Subsidiaries constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(o)Absence of Defaults. None of the Borrower, any other Obligor nor any of their respective Subsidiaries is in default under its Governing Documents, and no event has occurred, which has not been remedied, cured or irrevocably waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by Borrower, any other Obligor or any of their respective Subsidiaries under any agreement (other than this Agreement) or judgment, decree or order to which Borrower, any other Obligor or any of their respective Subsidiaries is a party or by which any Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, involve Indebtedness or other obligations or liabilities in excess of $20,000,000.

(p)Environmental Matters.

(i)The Borrower, each other Obligor and each of their respective Subsidiaries is in compliance with the requirements of all applicable Environmental Laws except for the matters set forth on Schedule 6.1(p) and such other non-compliance which, in any event, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(ii)No Hazardous Materials have been (i) generated or manufactured on, transported to or from, treated at, stored at or discharged from any Property in violation of any Environmental Laws; (ii) discharged into subsurface waters under any Property in violation of any Environmental Laws; or (iii) discharged from any Property on or into property or waters (including subsurface waters) adjacent to any Property in violation of any Environmental Laws, except for the matters set forth on Schedule 6.1(p) and other violations which violations, in any event, in the case of any of (i), (ii) or (iii), either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(iii)Except for the matters set forth on Schedule 6.1(p) and any of the following matters or liabilities that, in any event, either individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, neither the Borrower, any other Obligor nor any of their respective Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or a release or threatened release of any Hazardous Materials into the environment for which the Borrower, any Obligor or any of their respective Subsidiaries is or may be liable, or (iv) has received notice that a Borrower, any Obligor or any of their respective Subsidiaries is or may be liable to any Person under any Environmental Law.

(iv)To the best of Borrower's knowledge after due inquiry, no Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards, or if any such Property is located in such a special flood hazard area, then the Borrower has obtained all insurance that is required to be maintained by law or which is customarily maintained by Persons engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower operates except where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

(q)Investment Company; Etc. None of the Borrower, any other Obligor or any of their respective Subsidiaries, is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)Margin Stock. None of the Borrower, any other Obligor or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” or a “margin security” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(s)Affiliate Transactions. Except as permitted by Section 9.10, none of the Borrower, any other Obligor or any of their respective Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate (but not any Subsidiary of Borrower) of any Borrower, any other Obligor or any of their respective Subsidiaries is a party.

(t)Intellectual Property. Except as has not had and could not be reasonably expected to have a Material Adverse Effect, (i) the Borrower, each other Obligor and each of their respective Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person; (ii) the Borrower, and each other Obligor and each of their respective Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property; (iii) no claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, any other Obligor or any of their respective Subsidiaries, or challenging or questioning the validity or effectiveness of any Intellectual Property; and (iv) the use of such Intellectual Property by the Borrower, the other Obligors and each of their respective Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, the other Obligors or any of their respective Subsidiaries.

(u)Business. The Borrower, the other Obligors and each of their respective Subsidiaries are engaged substantially in the business of the acquisition, disposition, financing, ownership, development rehabilitation, leasing, operation and management of office, multifamily and retail buildings and other business activities similar, related or incidental thereto.

(v)Broker's Fees. No broker's or finder's fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby except normal accounting, legal or other related or normal charges. No other similar fees or commissions will be payable by any Obligor for any other services rendered to the Borrower, any of the Subsidiaries of the Borrower or any other Obligor or any other Obligor ancillary to the transactions contemplated hereby.

(w)Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any other Obligor or any of their respective Subsidiaries or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. The written information, reports and other papers and data with respect to the Borrower, any other Obligor or any of their respective Subsidiaries or the Unencumbered Assets (other than projections and other forward-looking statements) furnished to the Agent or the Lenders in connection with or relating in any way to this Agreement was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter. All financial statements furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by, or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact or circumstance is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Effective Date.

(x)REIT Status. CLP qualifies, and has since 1993 qualified, as a REIT, has elected to be treated as a REIT, and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow CLP to maintain its status as a REIT.

(y)Unencumbered Assets. As of the Agreement Date, Schedule 6.1(y) is a correct and complete list of all Unencumbered Assets. Each of the Unencumbered Assets included by the Borrower in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in this Agreement for the same to be included therein.

(z)Insurance. The Borrower, the other Obligors and their respective Subsidiaries have insurance covering the Borrower, the other Obligors and their respective Subsidiaries and their respective Properties in such amounts and against such risks and casualties as are customary for Persons or Properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy. As of the Agreement Date, none of the Borrower, any other Obligor nor any of their respective Subsidiaries has received notice that any such insurance has been cancelled, not renewed, or impaired in any way.

(aa)Ownership of Borrower. CLP is the sole general partner of Borrower and owns free of any Lien or other claim not less than a fifty-one percent (51%) Equity Interest in Borrower as the general partner thereof.

(ab)No Bankruptcy Filing. None of the Borrower, any Obligor or any of their respective Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower has no knowledge of any Person threatening the filing of any such petition against any of the Borrower, any Obligor or any of their respective Subsidiaries.

(ac)No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or any other Obligor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

(ad)Transaction in Best Interests of Borrower and Obligors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower and the other Obligors and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Obligations, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and the other Obligors to have available financing to conduct and expand their business. The Borrower and the other Obligors constitute a single integrated financial enterprise and each receives a benefit from the availability of credit under this Agreement to the Borrower.

(ae)Property. All of the Borrower's, the other Obligors' and their respective Subsidiaries' properties are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such property as permitted in this Section. The Borrower has completed or caused to be completed an appropriate investigation of the environmental condition of each Property as of the later of the date of the Borrower's, the Obligors' or the applicable Subsidiary's purchase thereof or the date upon which such property was last security for Indebtedness of such Persons, including preparation of a “Phase I” report and, if appropriate, a “Phase II” report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Agent and remediation actions satisfactory to Agent are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, the other Obligors or their respective Subsidiaries which are delinquent. Except as set forth in Schedule 6.1(ee) hereto, there are no pending eminent domain proceedings against any property of the Borrower, the other Obligors or their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which, in all such events, individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. None of the property of the Borrower, the other Obligors or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate has had or could reasonably be expected to have any Material Adverse Effect. Notwithstanding the foregoing in this Section 6.1(ee), certain environmental matters have been disclosed to Agent and the Lenders on Schedule 6.1(p) and there may be a limited number of Properties for which no Phase I reports have been obtained or located but the result of any such matters, individually or in the aggregate, have not had and could not reasonably be expected to have any Material Adverse Effect.

(af)No Event of Default. No Default or Event of Default has occurred and is continuing.

(ag)Subordination. None of the Borrower or any other Obligor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any of such Persons.

(ah)Anti-Terrorism Laws.
(i)None of the Borrower or any other Obligor or any of their Affiliates is in violation of any laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order") and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(ii)None of the Borrower, any other Obligor or any of their Affiliates, or any of their brokers or other agents acting or benefiting from the Loan is a Prohibited Person. A "Prohibited Person" is any of the following:

(A)a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(B)a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(C)a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(D)a person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

(E)a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(iii)None of the Borrower or any other Obligor, any of their Affiliates or any of their brokers or other agents acting in any capacity in connection with the Loan (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(iv)Borrower and the other Obligors shall not (1) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to Agent any certification or other evidence requested from time to time by Agent in its reasonable discretion, confirming Borrower's and the other Obligors' compliance herewith).

Section 6.2    Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.
ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6, the Borrower shall comply with the following covenants:

Section 7.1	Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.7, the Borrower shall preserve and maintain, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor to preserve and maintain, their respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which it is organized, in each jurisdiction in which any Unencumbered Asset owned (or leased pursuant to an Eligible Ground Lease) by it is located, and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect. Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, develop and implement such programs, policies and procedures as are necessary to comply with the USA Patriot Act and shall promptly advise Agent in writing in the event that any of such Persons shall determine that any investors in such Persons are in violation of such act.
Section 7.2    Compliance with Applicable Law and Contracts.

The Borrower shall comply, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, (b) their respective Governing Documents, and (c) all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which any of its properties may be bound, the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect.
Section 7.3    Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, (a) protect and preserve all of its properties or cause to be protected and preserved, and maintain or cause to be maintained in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b)  make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
Section 7.4    Conduct of Business.

The Borrower shall at all times carry on, and cause the other Obligors and the Subsidiaries of the Borrower and the other Obligors to carry on, their respective businesses as now conducted and as described in Section 6.1(u).
Section 7.5    Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, maintain or cause to be maintained commercially reasonable insurance with financially sound and reputable insurance companies covering such Persons and their respective properties in such amounts and against such risks and casualties as are customary for Persons or properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy, and from time to time deliver to the Agent or any Lender upon its request a detailed list stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, together with copies of all policies or certificates of the insurance then in effect.

Section 7.6    Payment of Taxes and Claims.

The Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, pay and discharge or cause to be paid and discharged when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person, in accordance with GAAP; provided further that upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, such Person either (A) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (B) if no such bond is provided, will pay each such tax, assessment, governmental charge, levy or claim.
Section 7.7    Visits and Inspections.

The Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, permit representatives or agents of any Lender or the Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall be continuing, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Borrower, such Subsidiary or other Obligor (but without disturbing the quiet possession of tenants) to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the Borrower, any other Obligor or any Subsidiary of Borrower or any other Obligor with its accountants.
Section 7.8    Use of Proceeds.

The Borrower shall use the proceeds of the Loans to refinance existing Indebtedness and for other corporate purposes. The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
Section 7.9    Environmental Matters.

The Borrower shall, and shall cause all other Obligors and each Subsidiary of the Borrower and each other Obligor to, comply or cause to be complied with, all Environmental Laws in all material respects. If the Borrower, any other Obligor or any Subsidiary of Borrower or any other Obligor shall (a) receive notice that any material violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower, or any other Obligor or any of their respective Subsidiaries alleging material violations of any Environmental Law or requiring Borrower, any other Obligor or any of their respective Subsidiaries to take any action in connection with the release of Hazardous Materials, or (c) receive any notice from a Governmental Authority or private party alleging that Borrower, any other Obligor or any of their respective Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby individually or in the aggregate in excess of $10,000,000, the Borrower shall provide the Agent and each Lender with a copy of such notice within thirty (30) days after the receipt thereof by such Person. The Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, take or cause to be taken promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.
Section 7.10    Books and Records.

The Borrower shall, and shall cause each of the other Obligors and each Subsidiary of the Borrower or any other Obligor to, maintain true and accurate books and records pertaining to their respective business operations in which full, true and correct entries will be made in accordance with GAAP. Borrower shall maintain its current accounting procedures unless approved by the Agent or as required by Applicable Law.
Section 7.11    Further Assurances.

The Borrower shall, at the Borrower's cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
Section 7.12    Guarantors.

(a)Material Subsidiaries.    Within fifteen (15) days of any Person becoming a Material Subsidiary (other than an Excluded Subsidiary) after the Effective Date, the Borrower shall deliver to the Agent each of the following items, each in form and substance satisfactory to the Agent: (i) a Joinder Agreement executed by such Material Subsidiary and (ii) the items that would have been delivered under Sections 5.1(a)(iv) through (viii) if such Material Subsidiary had been one on the Effective Date. Additionally, in the event that any Subsidiary of Borrower or CLP, whether presently existing or hereafter formed or acquired, which is not a Guarantor at such time, shall after the date hereof become a guarantor under any existing or future Unsecured Debt of Borrower or any other Obligor, then Borrower shall cause such Subsidiary to execute and deliver the items described in this Section 7.12(a).

(b)Release of a Guarantor.    The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, the applicable Guarantor from the Guaranty so long as: (i) such Guarantor is not otherwise required to be a party to the Guaranty under this Section 7.12; (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in this Section 7.12; (iii) the Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release and (iv) Borrower shall deliver to Agent evidence reasonably satisfactory to Agent either that (A) if the Guarantor is a Material Subsidiary, the Borrower has disposed of or simultaneously with such release will dispose of its entire interest in such Guarantor or (B) if Guarantor is the owner of an Unencumbered Asset, but not a Material Subsidiary, that all assets owned by such Guarantor have been removed from the calculation of Unencumbered Asset Value. Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the foregoing provisions shall not apply to CLP, which may only be released upon the written approval of Agent and all of the Lenders.

Section 7.13    REIT Status.

CLP shall at all times maintain its status as, and elect to receive status as, a REIT.
Section 7.14    Distribution of Income to the Borrower.

The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each such Subsidiary of its debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices, (c) funding of reserves required by the terms of any deed of trust, mortgage or similar lien encumbering property of the Subsidiary; (d) payment or establishment of reserves for payment to minority equity interest holders of amounts required to be paid in respect of such equity interest.
Section 7.15    Credit Rating.

Borrower shall at all times pay such monitoring, surveillance or similar fees as may be required by the applicable Rating Agency to continue to monitor Borrower, and the Borrower shall upon the request of Agent provide evidence to Agent of the payment thereof.
Section 7.16    Exchange Listing.

The Borrower shall cause CLP to maintain at least one class of common shares of CLP having trading privileges on and to be traded on the New York Stock Exchange or the American Stock Exchange.
ARTICLE VIII. INFORMATION

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

Section 8.1	Quarterly Financial Statements.

(a)As soon as available and in any event not later than the first to occur of (i) the date that is five (5) days following the filing of the Borrower's 10-Q Report with the Securities and Exchange Commission and (ii) the date that is fifty (50) days after the close of each of the first, second and third calendar quarters of Borrower, the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders' equity and cash flows of Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous calendar year, all of which shall be certified by the chief financial or chief accounting officer of CLP, to the best of such officer's knowledge, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Such certificate shall further include such certifications as are required by the Sarbanes-Oxley Act of 2002. Together with such financial statements, the Borrower shall deliver reports, in form and detail satisfactory to the Agent, setting forth (i) all capital expenditures made during the calendar quarter then ended; (ii) a description of all Properties acquired during such calendar quarter, including the Net Operating Income of each such Property, acquisition costs and related mortgage debt; (iii) a description of all Properties sold during the calendar quarter then ended, including the Net Operating Income from such Properties and the sales price; (iv) a schedule of the Net Operating Income contribution by each Property and by each market, including a summary of the economic occupancy, rent potential, and income and expense for such Properties for the preceding calendar quarter; (v) pro forma quarterly financial information for Borrower and its Subsidiaries for the next four (4) calendar quarters, including pro forma covenant calculations, EBITDA, sources and uses of funds, capital expenditures, Net Operating Income for the Properties, and other income and expenses; and (vi) such other information as the Agent may request.

(b)As soon as available and in any event not later than the first to occur of (i) the date that is five (5) days following the filing of CLP's 10‑Q Report with the Securities and Exchange Commission and (ii) the date that is fifty (50) days after the close of each of the first, second and third calendar quarters of CLP, the unaudited consolidated balance sheet of CLP and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders' equity and cash flows of CLP and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous calendar year, all of which shall be certified by the chief financial or chief accounting officer of CLP, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of CLP and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

Section 8.2    Year-End Statements.

(a)As soon as available and in any event not later than the first to occur of (i) the date that is five (5) days following the filing of the Borrower's 10-K Report with the Securities and Exchange Commission and (ii) the date that is one hundred (100) days after the end of each respective calendar year of Borrower and its Subsidiaries, the audited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such calendar year and the related audited consolidated statements of income, shareholders' equity and cash flows of Borrower and its Subsidiaries for such calendar year, setting forth in comparative form the figures as at the end of and for the previous calendar year, all of which shall be certified by (i) the chief executive officer or chief financial officer of CLP, to the best of such officer's knowledge, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of Borrower and its Subsidiaries as at the date thereof and the results of operations for such period, and (ii) independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Agent and who shall have authorized Borrower to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement. Such certificate shall further include such certifications as are required by the Sarbanes-Oxley Act of 2002. In addition, Borrower shall deliver the reports described in clauses (i)-(v) of the third sentence of Section 8.1(a) with such year-end statements.

(b)As soon as available and in any event not later than the first to occur of (i) the date that is five (5) days following the filing of CLP's 10-K Report with the Securities and Exchange Commission and (ii) the date that is within one hundred (100) days after the end of each respective calendar year of CLP and its Subsidiaries, the audited consolidated balance sheet of CLP and its Subsidiaries as at the end of such calendar year and the related audited consolidated statements of income, shareholders' equity and cash flows of CLP and its Subsidiaries for such calendar year, setting forth in comparative form the figures as at the end of and for the previous calendar year, all of which shall be (i) certified by the chief executive officer or chief financial officer of CLP, to the best of such officer's knowledge, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of CLP and its Subsidiaries as at the date thereof and the results of operations for such period and (ii) independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Agent and who shall have authorized CLP to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement. Such certificate shall further include such certifications as are required by the Sarbanes-Oxley Act of 2002. Together with such financial statements, CLP shall deliver a written statement from such accountants to the effect that they have read a copy of this Agreement and the Guaranty, and that in making the examination necessary to such certification, they have obtained no knowledge of any Default of Event of Default, or if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to Agent or the Lenders should they fail to obtain knowledge of any Default or Event of Default.

Section 8.3    Compliance Certificate.

At the time financial statements are required to be furnished pursuant to Sections 8.1 and 8.2, and within ten (10) Business Days of the Agent's request with respect to any other fiscal period, a certificate substantially in the form of Exhibit H (a “Compliance Certificate”) executed by the chief financial officer of CLP: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, calendar year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower is in compliance with the covenants contained in Sections 9.1 through 9.3, 9.6 and 9.14; and (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. With each Compliance Certificate, Borrower shall also deliver a certificate (an “Unencumbered Asset Certificate”) executed by the chief financial officer of CLP that: (i) sets forth a list of all Unencumbered Assets; and (ii) certifies that (A) all Unencumbered Assets so listed fully qualify as such under the applicable criteria for inclusion as Unencumbered Assets, and (B) all acquisitions, dispositions or other removals of Unencumbered Assets completed during such quarterly accounting period, calendar year, or other fiscal period were permitted under this Agreement, and (C) the acquisition cost or principal balance of any Unencumbered Assets, as applicable, acquired during such period and any other information that Agent may require to determine the Unencumbered Asset Value of such Unencumbered Asset, and the Unencumbered Asset Value of any Unencumbered Assets removed during such period. In addition, with each such Compliance Certificate, Borrower shall deliver the following information: (u) a development schedule of the announced development pipeline (including Residential Units for Sale), including for each announced development project, the project name and location, the square footage (or number of units, as applicable) to be developed, the expected construction start date, the expected date of delivery, the expected stabilization date and the total anticipated cost; (v) with respect to the Residential Units for Sale, the number of units for sale, the number of units sold, the number of units remaining for sale, the sales price of each unit, and whether management or control of such Property has been turned over to a homeowner's association or similar entity, (w) a schedule of all outstanding Indebtedness of Borrower and its Subsidiaries and CLP and its Subsidiaries, showing for each component of Indebtedness, the lender, the total commitment, the total indebtedness outstanding, the interest rate, if fixed, or the applicable margin over an index, if the interest rate floats, the term, the required amortization (if any) and the security (if any); (x) a schedule of all interest rate protection agreements to which Borrower, CLP or any of their respective

Subsidiaries are a party, showing for each such agreement, the total dollar amount, the type of agreement (i.e. cap, collar, swap, etc.) and the term thereof and (z) a copy of all management reports, if any, submitted to the Borrower or CLP or its management by its independent public accountants.
Section 8.4    Other Information.

(a)Securities Filings. Within five (5) Business Days of the filing thereof, written notice and a listing of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any other Obligor or any of their respective Subsidiaries shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(b)Shareholder Information. Promptly upon the mailing thereof to the shareholders or partners of Borrower, any other Obligor or any of their respective Subsidiaries generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any other Obligor or any of their respective Subsidiaries;

(c)ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of CLP setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(d)Litigation. To the extent Borrower, any other Obligor or any of their respective Subsidiaries is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties, assets or businesses which involve claims individually or in the aggregate in excess of $5,000,000, and prompt notice of the receipt of notice that any United States income tax returns of Borrower, any other Obligor, or any of their respective Subsidiaries are being audited;

(e)Modification of Governing Documents. A copy of any amendment to a Governing Document of Borrower or any other Obligor promptly upon, and in any event within fifteen (15) Business Days of, the effectiveness thereof;

(f)Change of Management or Financial Condition. Prompt notice of any material change in the senior management of Borrower, any other Obligor or any of their respective Subsidiaries, any change in the business, assets, liabilities, financial condition, results of operations or (provided that such change is related to Borrower, any other Obligor or any of their respective Subsidiaries and Affiliates and not a general matter affecting the economy or society) business prospects of Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, or any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

(g)Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) any Default or Event of Default (which notice shall state that it is a “notice of default” for the purposes of Section 11.4 below) or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by Borrower, any other Obligor, or any of their respective Subsidiaries under any Indebtedness individually or in the aggregate in excess of $20,000,000, or under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(h)Judgments. Prompt notice of any order, judgment or decree in excess of $10,000,000 having been entered against Borrower, any other Obligor, or any of their respective Subsidiaries or any of their respective properties or assets;

(i)Notice of Violations of Law. Prompt notice if Borrower, any other Obligor, or any of their respective Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect;

(j)Material Assets Sales. Prompt notice of the sale, transfer or other disposition of any material assets of Borrower, any other Obligor, or any of their respective Subsidiaries to any Person other than Borrower, any other Obligor, or any of their respective Subsidiaries;

(k)Material Contracts. Promptly upon (i) entering into any Material Contract after the Agreement Date, a copy to the Agent of such Material Contract, together with a copy of all related or ancillary documentation and (ii) the giving or receipt thereof by Borrower, any other Obligor, or any of their respective Subsidiaries notice alleging that any party to any Material Contract is in default of its obligations thereunder;

(l)Material Subsidiary. Prompt notice of any Person becoming a Material Subsidiary;

(m)Rating Notices. Not later than two (2) Business Days after Borrower receives notice of the same from any Rating Agency or otherwise learns of the same, notice of the issuance of any change or withdrawal in the Credit Rating by any Rating Agency in respect of Borrower, together with the details thereof, and of any announcement by such Rating Agency that any such Credit Rating is “under review” or that any such Credit Rating has been placed on a watch list or that any similar action has been taking by such Rating Agency;

(n)Additions to Unencumbered Assets. In order to add any asset as an Unencumbered Asset, the Borrower must deliver to the Agent an Unencumbered Asset Certificate reflecting such addition, together with a statement of: (i) the acquisition cost (or with respect to First Mortgage Receivables, the outstanding principal balance) of such asset; and (ii) the same information that the Borrower would be required to include in a Compliance Certificate;

(o)Removals from Unencumbered Assets. Within ten (10) Business Days after any Obligor's disposition of any Unencumbered Asset (or payoff of any First Mortgage Receivable) or after any Unencumbered Asset ceases to qualify as an Unencumbered Asset, the Borrower shall deliver to the Agent an Unencumbered Asset Certificate reflecting such removal or disqualification, together with a statement of: (i) the identity of the Unencumbered Asset being disposed of or disqualified, and (ii) the Unencumbered Asset Value attributable to such Unencumbered Asset. The Borrower also may voluntarily remove any asset from Unencumbered Assets by delivering to the Agent an Unencumbered Asset Certificate reflecting such removal, together with a statement (x) that no Default or Event of Default then exists or would, upon the occurrence of such event or with the passage of time, result from such removal, (y) of the identity of the Unencumbered Asset being removed, and (z) the Unencumbered Asset Value attributable to such Unencumbered Asset; and

(p)Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any or other Obligor or any of their respective Subsidiaries as the Agent or any Lender may reasonably request.

Section 8.5    Electronic Delivery of Certain Information.

(a)Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II and (B) the Lender has not notified the Agent or Borrower that it cannot or does not want to receive electronic communications.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Agent or Borrower posts such documents or the documents become available on a commercial website and the Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of  9:00 a.m. on the opening of business on the next business day for the recipient.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 8.3 to the Agent and shall deliver paper copies of any documents to the Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender.  Except for the certificates required by Section 8.3, the Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Agent pursuant to the procedures provided to the Borrower by the Agent.

ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Borrower shall comply with the following covenants:

Section 9.1	Financial Covenants.

The Borrower shall not permit, on a consolidated basis in accordance with GAAP:
(a)The Secured Debt to Total Asset Value Ratio to exceed forty percent (40%) at any time;

(b)The Fixed Charge Coverage Ratio to be less than 1.50:1.00 at any time;

(c)The Debt to Total Asset Value Ratio to exceed sixty percent (60%) at any time;

(d)The Unencumbered Leverage Ratio to exceed sixty-two and one half percent (62.5%) at any time;

(e)The Adjusted Total Asset Value directly or indirectly owned by the Borrower and the Guarantors to be less than ninety percent (90%) of the Adjusted Total Asset Value; and

(f)The Tangible Net Worth to be less than $1,000,000,000 at any time.

Section 9.2    Indebtedness.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, create, incur, assume, or permit or suffer to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness other than the following:
(a)the Obligations;

(b)intercompany Indebtedness among Borrower and its Wholly Owned Subsidiaries; provided, however, that the obligations of the Borrower and each Guarantor in respect of such intercompany Indebtedness shall be subordinate to the Obligations; and

(c)any other Indebtedness existing, created, incurred or assumed so long as immediately prior to the existence, creation, incurring or assumption thereof, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

Section 9.3    Certain Permitted Investments of Borrower.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, make any Investment in or otherwise own or hold the following items (whether through the Borrower, an Obligor, a Subsidiary of Borrower or an Obligor, or their respective Unconsolidated Affiliates) which would cause the aggregate book value of such holdings of the Borrower, such Subsidiaries and the other Obligors to exceed the percentage of Total Asset Value set forth below at any time:

(a)Unimproved Land such that the aggregate value of such Unimproved Land exceeds 12.5% of Total Asset Value;

(b)Mortgage Receivables such that the aggregate book value of such Mortgage Receivables exceeds 5.0% of Total Asset Value;

(c)Investments in (x) Unconsolidated Affiliates and (y) Persons that are not Subsidiaries, such that the aggregate value of such Investments exceeds 10.0% of Total Asset Value;

(d)Residential Units For Sale such that the aggregate value of such Residential Units For Sale exceeds 5.0% of Total Asset Value; and

(e)Construction Budget such that the aggregate value of such Construction Budget exceeds 20.0% of Total Asset Value.

Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, any other Obligor and their Subsidiaries in the Investments described in clauses (a), (b), (d) and (e), exceed thirty percent (30%) of Total Asset Value at any time.
For the purposes of this Section 9.3, the Investment of Borrower, any other Obligor or their Subsidiaries in any Unconsolidated Affiliates will equal (without duplication) the sum of (i) such Person's pro rata share of Construction-in-Process of their Unconsolidated Affiliates, plus (ii) such Person's pro rata share of their Unconsolidated Affiliate's Investment in Unimproved Land; plus (iii) such Person's pro rata share of any other Investments valued at the lower of GAAP book value or market value.
Section 9.4    Investments Generally.

The Borrower shall not, and shall not permit any other Obligor or any of their Subsidiaries to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:
(a)Investments in Subsidiaries and Unconsolidated Affiliates in existence on the Agreement Date and disclosed on Part I of Schedule 6.1(b);

(b)Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case (i) immediately after giving effect to such Investment, no Default or Event of Default is or would be in existence and (ii) if such Subsidiary is (or after giving effect to such Investment would become) a Material Subsidiary, the terms and conditions set forth in Section 7.12 are satisfied;

(c)Investments permitted under Section 9.3;

(d)Investments in Cash Equivalents; and

(e)intercompany Indebtedness among the Borrower, CLP and their Wholly Owned Subsidiaries provided that such Indebtedness is permitted by the terms of Section 9.2.

Section 9.5    Liens; Negative Pledges; Other Matters.

(a)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in any agreement (i) evidencing Indebtedness which Borrower or such Subsidiary or Obligor may create, incur, assume, or permit or suffer to exist under Section 9.2, (ii) which Indebtedness is secured by a Lien permitted to exist pursuant to this Agreement, and (iii) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into.

(c)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on (i) the ability of Borrower, any other Obligor or any Subsidiary of Borrower or any other Obligor to: (A) pay dividends or make any other distribution on any of such Person's capital stock or other equity interests owned by the Borrower, any other Obligor, or any of their respective Subsidiaries, (B) pay any Indebtedness owed to Borrower, any other Obligor, or any of their respective Subsidiaries, (C) make loans or advances to Borrower, any other Obligor, or any of their respective Subsidiaries, or (D) transfer any of its property or assets to Borrower, any Obligor, or any of their respective Subsidiaries, or (ii) the ability of Borrower or any other Obligor to pledge the Unencumbered Assets as security for the Obligations, except for such encumbrances and restrictions, if any, contained in the Existing Credit Agreement.

Section 9.6    Restricted Payments; Stock Repurchases.

(a)Borrower will not make any Restricted Payment to CLP and CLP will not make any Restricted Payments if, immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence. If a Default or Event of Default specified in Section 10.1(a), Section 10.1(b), Section 10.1(c)(i), Section 10.1(e), Section 10.1(f) or Section 10.1(g) shall have occurred and be continuing or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 10.2(a), then neither the Borrower nor CLP shall make any Restricted Payments to any Person whatsoever without the prior written consent of the Requisite Lenders.

(b)Neither the Borrower nor CLP shall at any time buy back, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock if a Default or Event of Default exists or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence.

Section 9.7    Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to: (i) enter into any transaction of merger, consolidation, reorganization or other business combination; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, or discontinue or eliminate any business line or segment (any such event described in clause (iii), a “Sale”); provided, however, that:
(a)Any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary of Borrower that is not also an Obligor, so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b)a Person may merge with Borrower or any of its Subsidiaries that is a Guarantor, so long as (i) such Person was organized under the laws of the United States of America or one of its states; (ii) if such merger involves the Borrower, Borrower is the survivor of such merger; (iii) if such merger involves a Subsidiary of Borrower that is a Guarantor, subject to Section 9.7(b)(ii), such Subsidiary is the survivor of such merger; (iv) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; (v) the Borrower shall have given the Agent and the Lenders at least ten (10) Business Days' prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary of Borrower with and into Borrower); (vi) such merger is completed as a result of negotiations with the approval of the board of directors or similar body of such Person and is not a so called “hostile takeover”; and (vii) following such merger, Borrower and its Subsidiaries will continue to be engaged solely in the business of the ownership, development, management and investment in real estate; and

(c)the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit the sale of Properties whether to an Affiliate or a third party, during any period of twelve (12) calendar months, pursuant to reasonable terms which are no less favorable to the owner of such Property than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, if such sale is to an Affiliate, for fair market value (as determined in good faith by the board of directors of CLP or an executive committee thereof), for an aggregate amount, which when combined with all other such sales pursuant to this clause (c), does not exceed twenty-five percent (25%) of Total Asset Value as of the end of the fiscal quarter that immediately precedes the commencement of such twelve (12) calendar month period. Notwithstanding anything in this Agreement to the contrary, any disposition of assets by the Obligors and their Subsidiaries shall be made in the ordinary course of business for a full and fair consideration.

Section 9.8    Fiscal Year.

Neither the Borrower nor CLP shall change its fiscal year from that in effect as of the Agreement Date.
Section 9.9    Modifications to Material Contracts.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.
Section 9.10    Transactions with Affiliates.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of Borrower), except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.
Section 9.11    ERISA Exemptions.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.
Section 9.12    Restriction on Prepayment of Indebtedness.

Without the prior written consent of the Agent, neither Borrower, any other Obligor, nor any Subsidiary of Borrower or any other Obligor shall prepay, redeem or purchase the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default; provided, however, that this Section 9.12 shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of this Agreement.
Section 9.13    Modifications to Governing Documents.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to enter into any amendment or modification of any Governing Document of Borrower, such Subsidiary, or such Obligor which would have a Material Adverse Effect.
Section 9.14    Occupancy of Unencumbered Assets.

The Unencumbered Assets that are Properties (excluding those Unencumbered Assets which are Development Properties) in the aggregate shall consist solely of Properties which have an aggregate occupancy level for the preceding calendar quarter of tenants in possession and paying rent of at least eighty percent (80%) of the aggregate rentable area or apartment units, as applicable, within such Unencumbered Assets.
ARTICLE X. DEFAULT

Section 10.1Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)Default in Payment of Principal. The Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

(b)Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document or the Fee Letter, or any other Obligor shall fail to pay when due any payment Obligation owing by such other Obligor under any Loan Document to which it is a party, and such failure shall continue for a period of five (5) Business Days from the date such payment was due.

(c)Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Sections 7.13 or 8.3 or in Article IX, or (ii) the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 7.7 or Section 7.12 and such failure under this Section 10.1(c)(ii) shall continue for a period of five (5) days after the earlier of (x) the date upon which a Responsible Officer of Borrower or such Obligor obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent, or (iii) the Borrower or any other Obligor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure under this Section 10.1(c)(iii) shall continue for a period of thirty (30) days after the earlier of (x) the date upon which a Responsible Officer of Borrower or such Obligor obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent.

(d)Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of Borrower or any other Obligor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of Borrower or any other Obligor to the Agent or any Lender, shall at any time prove to have been incorrect or misleading (and without regard to any qualifications limiting such representations to knowledge or belief), in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e)Indebtedness Cross-Default.

(i)A Borrower, any other Obligor, or any of their respective Subsidiaries shall fail to pay when due and payable, the principal of, or interest on, any Indebtedness (other than the Obligations) having an aggregate outstanding principal amount greater than or equal to $20,000,000 (all such Indebtedness or obligations under Derivative Contracts being “Material Indebtedness”);

(ii)(x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract);

(iii)Any other event shall have occurred and be continuing which with or without the passage of time, the giving of notice, or both, would permit any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract); or

(iv)An Event of Default under and as defined in the Existing Credit Agreement shall occur.

(f)Voluntary Bankruptcy Proceeding. Borrower, any other Obligor, or any of their respective Subsidiaries shall: (i) commence a voluntary case under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing; provided, however, that the events described in this Section 10.1(f) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than five percent (5%) of the Total Asset Value is attributable to such Subsidiaries.

(g)Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower, any other Obligor or any of their respective Subsidiaries in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered; provided, however, that the events described in this Section 10.1(g) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than five percent (5%) of the Total Asset Value is attributable to such Subsidiaries.

(h)Litigation; Enforceability. Borrower or any other Obligor shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note, any other Loan Document or the Fee Letter, or this Agreement, any Note, the Guaranty, any other Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(i)Judgment. A judgment or order for the payment of money or for an injunction shall be entered against Borrower, any other Obligor, or any of their respective Subsidiaries by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings, and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against Borrower, such other Obligor or such Subsidiary, $10,000,000, or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

(j)Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of Borrower, any other Obligor, or any of their respective Subsidiaries which exceeds, individually or together with all other such warrants, writs, executions and processes for Borrower, such Obligor or such Subsidiary, $10,000,000, and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Obligor.

(k)ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000.

(l)Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(m)Change of Control. A Change of Control shall occur.

(n)Federal Tax Lien. A federal tax lien shall be filed against the Borrower, any Obligor, or any of their respective Subsidiaries under Section 6323 of the Internal Revenue Code or a lien of the PBGC shall be filed against Borrower, any other Obligor, or any of their respective Subsidiaries under Section 4068 of ERISA and in either case such lien shall remain undischarged (or otherwise unsatisfied) for a period of twenty-five (25) days after the date of filing.

Section 10.2    Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:
(a)Acceleration; Termination of Facilities.

(i)Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1(f) or 10.1(g), (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower.

(ii)Optional. If any other Event of Default shall have occurred and be continuing, the Agent shall, at the direction of the Requisite Lenders declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

(b)Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower, the other Obligors and their respective Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower, the other Obligors and their respective Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 10.3    Allocation of Proceeds.

If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)amounts due to the Agent and the Lenders in respect of fees and expenses due under Sections 3.6 and 12.2;

(b)payments of interest on all the Loans, to be applied for the ratable benefit of the Lenders, pro rata among the Lenders based upon the aggregate outstanding Loans;

(c)payments of principal of the Loans, to be applied for the ratable benefit of the Lenders, pro rata among the Lenders based upon the aggregate outstanding Loans;

(d)amounts due the Agent and the Lenders pursuant to Sections 11.6 and 12.9;

(e)payments of all other amounts due and owing by the Borrower under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(f)any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.4    Performance by Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.5    Rights Cumulative.

The rights and remedies of the Agent and the Lenders under this Agreement, each of the other Loan Documents or the Fee Letter shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
ARTICLE XI. THE AGENT

Section 11.1Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent shall deliver to each Lender, promptly upon receipt thereof by the Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Agent pursuant to Article VIII that the Borrower is not otherwise required to deliver directly to the Lenders. The Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Agent by the Borrower, any other Obligor or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2    Wells Fargo as Lender.

Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Obligor or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Obligors, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 11.3    Approvals of Lenders.

All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.4    Notice of Events of Default.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default”. Further, if the Agent receives such a “notice of default,” the Agent shall give prompt notice thereof to the Lenders.

Section 11.5    Agent's Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person, or shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Obligor or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.
Section 11.6    Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Credit Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Agent) incurred by the Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.7    Lender Credit Decision, Etc.

Each of the Lenders expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any other Obligor or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each of the Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Obligors, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Obligors, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Obligor of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Obligor or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Obligor or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each of the Lenders acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to any Lender.

Section 11.8    Successor Agent.

The Agent may (i) be removed as administrative agent by all of the Lenders (other than the Lender then acting as Agent) and the Borrower upon 30 days' prior written notice if the Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder or (ii) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (ii) resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such removal or resignation, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after (i) the Lenders' giving of notice of removal or (ii) the resigning Agent's giving of notice of resignation, then the current Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent's removal or resignation hereunder as Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9    Titled Agent.

The Titled Agent in such capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agent are solely honorific and imply no fiduciary responsibility on the part of the Titled Agent to the Agent, any Lender, the Borrower or any other Obligor and the use of such titles does not impose on the Titled Agent any duties or obligations greater than those of any other Lender or entitle the Titled Agent to any rights other than those to which any other Lender is entitled.
Section 11.10    Other Loans by Lenders to Obligors.

The Lenders agree that one or more of them may now or hereafter have other loans to one or more of the Obligors which are not subject to this Agreement. The Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors may collect payments on such loan(s) and may secure such loan(s) (so long as such loan does not itself expressly violate this Agreement). Further, the Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors shall have no obligation to attempt to collect payments under the Loans in preference and priority over the collection and/or enforcement of such other loan(s).

ARTICLE XII. MISCELLANEOUS

Section 12.1Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered by hand or by nationally-recognized overnight courier as follows:

If to the Borrower:
Colonial Realty Limited Partnership
Colonial Plaza
Suite 750
2101 Sixth Avenue North
Birmingham, Alabama 35203
Attention: Jerry A. Brewer
Telecopy Number: (205) 250-8890
Telephone Number: (205) 250-8700

If to the Agent:

Wells Fargo Bank, National Association
Minneapolis Loan Center
608 2nd Avenue South, 11th floor,
Minneapolis, Minnesota 55402
Attn: Daniel Lake
Telecopy Number: (866) 595-7870
Telephone Number: (612) 316-0116
and
Wells Fargo Bank, National Association
2859 Paces Ferry Road, Suite 1200
Atlanta, Georgia 30339
Attn: Andrew Hussion
Telecopy Number: (770) 435-2262
Telephone Number: (770) 319-3267
If to a Lender:
To such Lender's address or telecopy number, as applicable, set forth in such Lender's Administrative Questionnaire or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

Section 12.2    Expenses.

The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, administration and interpretation of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent (such expenses to include ongoing charges for Intralinks or any similar system), (b) to pay or reimburse Wells Fargo and Wells Fargo Securities LLC for their reasonable out-of-pocket costs and expenses incurred in connection with the initial syndication of the Loans by Wells Fargo and Wells Fargo Securities LLC, (c) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents or the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (d) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, and (e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1(f) or 10.1(g), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.
Section 12.3    Setoff.

Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent and each Lender is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender subject to receipt of the prior written consent of the Agent and the Requisite Lenders, exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2, and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

Section 12.4    Litigation; Jurisdiction; Other Matters; Waivers.

(a)EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

(b)THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5    Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any

Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Loan at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Acceptance Agreement, as of the Trade Date) shall not be less than $5,000,000 unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan assigned.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 5 Business Days after having received notice thereof; and

(B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance Agreement, together with a processing and recordation fee of $4,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower's Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections  4.4, 12.2, and 12.9 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.6 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.6 that affects such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3 as though it were a Lender.

(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.12 and 4.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.12(c) as though it were a Lender.

(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.6    Amendments.

(a)Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Obligor or any of their respective Subsidiaries of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by each of the Lenders directly and adversely affected thereby (or the Agent at the written direction of all of the Lenders), do any of the following: (i) decrease the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or Fees or other Obligations, or subject the Lenders to any additional obligations; (ii) reduce the amount of any Fees payable hereunder; (iii) postpone any date fixed for any payment of any principal of, or interest on, the Loans or any other Obligations; (iv) modify the definition of “Credit Percentage” or change the Credit Percentages (or any component thereof) or amend or otherwise modify the provisions of Section 3.2; (v)  modify the definition of the term “Requisite Lenders”, modify in any other manner the number or percentage of the Lenders (including all of the Lenders) required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section if such modification would have such effect; or (vi) release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 7.12(b)). Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)If the Borrower (i) enters into any amendment, supplement or other modification of the Existing Credit Agreement or any other Loan Document (as defined in the Existing Credit Agreement) that amends or modifies the covenants, events of default, acceleration rights, or other material terms of the Existing Credit Agreement, or (ii) incurs any Indebtedness that is applied to refund, refinance, repurchase, retire or extend the Borrower's obligations in respect of the Existing Credit Agreement that includes covenants, events of default, acceleration rights, remedies or other material terms that are different than those set forth in the Existing Credit Agreement, then at the election of the Lenders, this Agreement shall, without any further action on the part of the Borrower, the Agent or any Lender, be deemed to be amended automatically to include all such additional covenants, events of default, acceleration rights, remedies and other material terms (with such other modifications that may be necessary to reflect that the Loans hereunder are a term loan and not revolving loans).

Section 12.7    Nonliability of Agent and Lenders.

The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any other Obligor or any of their respective Subsidiaries. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.
Section 12.8    Confidentiality.

Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature to prevent improper disclosure (including disclosure to competitors of Borrower) and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall be notified of the obligation to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Loan or participations therein as permitted hereunder (provided they shall be notified of the obligation to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower, any other Obligor, or any of their respective Subsidiaries or any of their respective Affiliates.
Section 12.9    Indemnification.

(a)Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature

(including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12 or 4.1 or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent's or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower, the other Obligors, or their respective Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower, the other Obligors and their respective Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; or (ix) any violation or non-compliance by the Borrower, any other Obligor, or any of their respective Subsidiaries of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower, the Obligors or their respective Subsidiaries (or their respective properties) (or the Agent and/or the Lenders as successors to the Borrower, any other Obligor or their respective Subsidiaries) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party that constitute gross negligence or willful misconduct, or for liabilities of an Indemnified Party arising as a result of a breach of such Person's obligations under the Loan Documents as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods.

(b)The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all reasonable costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower, any other Obligor, or any of their respective Subsidiaries, any shareholder, partner or other equity holder of the Borrower, any other Obligor or any of their respective Subsidiaries (whether such shareholder(s) or such other Persons are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of such Person), any account debtor of the Borrower, any other Obligor, or any of their respective Subsidiaries or by any Governmental Authority.

(c)This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against Borrower and/or an Obligor or any of their respective Subsidiaries.

(d)All out-of-pocket fees and expenses of, and all amounts paid to third‑persons by, an Indemnified Party with respect to an Indemnified Proceeding shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such

Indemnified Party is not entitled to indemnification hereunder upon receipt of a written undertaking by such Indemnified Party that such Indemnified Party will promptly return all such fees, expenses, and amounts paid to the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party.

(f)If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.10    Termination; Survival.

At such time as all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.12, 4.1, 4.4, 11.6, 12.2 and 12.9 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4, shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.
Section 12.11    Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 12.12    GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.13    Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.
Section 12.14    Obligations with Respect to Obligors and Subsidiaries.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Obligors and the Subsidiaries of the Borrower and the other Obligors as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Obligors or Subsidiaries.
Section 12.15    Limitation of Liability.

Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement, any of the other Loan Documents or the Fee Letter. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.
Section 12.16    Entire Agreement.

This Agreement, the Notes, the other Loan Documents, and the Fee Letter referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 12.17    Construction.

The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement, the other Loan Documents and the Fee Letter with its legal counsel and that this Agreement, the other Loan Documents, and the Fee Letter shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.
Section 12.18    Time of the Essence.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement, the other Loan Documents, and the Fee Letter.

Section 12.19    Patriot Act.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies Borrower and Guarantors that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and Guarantors, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify Borrower and Guarantors in accordance with the Patriot Act.
Section 12.20    Trustees Not Liable for Obligations of CLP.

CLP is organized as a business trust. Its trustees shall be deemed for purposes of this Agreement and the other Loan Documents to serve in the same capacity as directors of a business corporation and shall have no personal liability or obligation, by reason of their serving as such trustees, for the obligations of CLP hereunder or thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be executed under seal by their authorized officers all as of the day and year first above written.

BORROWER:

COLONIAL REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Colonial Properties Trust, an Alabama Trust, its
General Partner

	By:	/s/ Jerry A. Brewer
	Name:	Jerry A. Brewer
	Title:	Executive Vice President, Finance

[SEAL]

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement dated as of
July 22, 2011 with Colonial Realty Limited Partnership]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and as a Lender

By:	/s/ Andrew W. Hussion
Name:	Andrew W. Hussion
Title:	AVP - Relationship Manager

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement dated as of
July 22, 2011 with Colonial Realty Limited Partnership]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Andrew J. White
Name:	Andrew J. White
Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement dated as of
July 22, 2011 with Colonial Realty Limited Partnership]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Lee Hord
Name:	Lee Hord
Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement dated as of
July 22, 2011 with Colonial Realty Limited Partnership]

CAPITAL ONE, N.A., as a Lender

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Vice President

SCHEDULE I
COMMITMENT AMOUNTS

Lender	Commitment	Percentage of Total

Wells Fargo Bank, National Association	$125,000,000	50.0%
U.S. Bank National Association	$45,000,000	18.0%
PNC Bank, National Association	$45,000,000	18.0%
Capital One, N.A.	$35,000,000	14.0%

Total	$250,000,000	100.0%

SCHEDULE 6.1(b)
OWNERSHIP STRUCTURE

PART I - SUBSIDIARIES

	Jurisdiction	Ownership		Material
Entity Name	of Organization	Percentage	Type of Equity Interest	Subsidiary

CMF 15 Portfolio LLC	Delaware	100%	LLC Membership Interest	No
CMF 7 Portfolio LLC	Delaware	100%	LLC Membership Interest	No
CMS/Colonial Multifamily Canyon Creek JV, LP	Delaware	100%	Limited Partnership Interest	No
Colonial Office Holdings LLC	Delaware	100%	LLC Membership Interest	No
Colonial Properties Services Limited Partnership	Delaware	100%	Limited Partnership Interest	No
Colonial Properties Services LLC	Delaware	100%	LLC Membership Interest	No
Colonial Properties Services, Inc. (CPSI)	Alabama	100%	Stock	No
Colonial/DPL JV, LLC	Alabama	85%	LLC Membership Interest	No
Cornerstone NC Operating LP	North Carolina	100%	Limited Partnership Interest	No
CP D'Iberville JV LLC	Delaware	100%	LLC Membership Interest	No
CP Nord du Lac JV, LLC	Delaware	100%	LLC Membership Interest	No
CPSI James Island LLC	Delaware	100%	LLC Membership Interest	No
CPSI Mizner LLC	Delaware	100%	LLC Membership Interest	No
CPSI Randall Park LLC	Delaware	100%	LLC Membership Interest	No
CPSI St. Andrews LLC	Delaware	100%	LLC Membership Interest	No
CPSI UCO LLC	Alabama	100%	LLC Membership Interest	No
CPSI-UCO Cypress Village I, LLC	Alabama	100%	LLC Membership Interest	No
CPSI-UCO Cypress Village II, LLC	Alabama	100%	LLC Membership Interest	No
CPSI-UCO Cypress Village III, LLC	Alabama	100%	LLC Membership Interest	No
CPSI-UCO Spanish Oaks, LLC	Alabama	100%	LLC Membership Interest	No
CRIT - NC Three LLC	Delaware	100%	LLC Membership Interest	No
CRIT Special II LLC	Delaware	100%	LLC Membership Interest	No
CRIT-VA III LLC	Delaware	100%	LLC Membership Interest	No
CRLP Bellevue LLC	Delaware	100%	LLC Membership Interest	No
CRLP CPSI Nord du Lac Membership LLC	Delaware	100%	LLC Membership Interest	No
CRLP Crescent Lane LLC	Delaware	100%	LLC Membership Interest	No
CRLP Twin Lakes LLC	Delaware	100%	LLC Membership Interest	No
CRLP Valley Ranch LLC	Delaware	100%	LLC Membership Interest	No
First Ward MB LLC	Georgia	100%	LLC Membership Interest	No
First Ward Residential, LLC	North Carolina	100%	LLC Membership Interest	No
Forty Seven Canal Place, LLC	Alabama	100%	LLC Membership Interest	No
Heathrow 3, LLC	Delaware	100%	LLC Membership Interest	No
Heathrow 4, LLC	Delaware	100%	LLC Membership Interest	No
Heathrow 6, LLC	Delaware	100%	LLC Membership Interest	No
Heathrow E, LLC	Delaware	100%	LLC Membership Interest	No
Heathrow F, LLC	Delaware	100%	LLC Membership Interest	No
Heathrow G, LLC	Delaware	100%	LLC Membership Interest	No
Heathrow I, LLC	Delaware	100%	LLC Membership Interest	No
Highway 31 Alabaster LLC	Alabama	90%	LLC Membership Interest	No
Highway 31 Alabaster Two LLC	Alabama	100%	LLC Membership Interest	No
Merritt at Godley Station, LLC	Georgia	100%	LLC Membership Interest	No
Midtown Redevelopment Partners, LLC	North Carolina	99%	LLC Membership Interest	No
ML James Island Apartments LP	Georgia	100%	Limited Partnership Interest	No
Montecito James Island LLC	Delaware	98%	LLC Membership Interest	No
Montecito Mizner LLC	Delaware	98%	LLC Membership Interest	No
Montecito St. Andrews LLC	Delaware	98%	LLC Membership Interest	No
St. Andrews Place Apartments, LLC	North Carolina	100%	LLC Membership Interest	No
St. Andrews Place II, LLC	North Carolina	100%	LLC Membership Interest	No
TA-Colonial Traditions LLC	Delaware	35%*	LLC Membership Interest	No
The Colonnade/CLP LLC	Delaware	98%	LLC Membership Interest	No

	Jurisdiction	Ownership		Material
Entity Name	of Organization	Percentage	Type of Equity Interest	Subsidiary

Timber Crest Apartments, LLC	North Carolina	100%	LLC Membership Interest	No
Trinity Commons Apartments, LLC	North Carolina	100%	LLC Membership Interest	No
Trinity Commons II, LLC	North Carolina	100%	LLC Membership Interest	No
Walkers Chapel Road LLC	Alabama	90%	LLC Membership Interest	No

* On June 17, 2011 the Company purchased the outstanding note from the lender. Therefore as of June 30, 2011 Colonial Grand at Traditions is consolidated in the Company's financial statements.

PART II - UNCONSOLIDATED AFFILIATES

Name of Legal Entity	Type of Entity	Ownership Interest
600 Building Partners	General Partnership	33%
Belterra Investors LLC	LLC	10%
BR Cummings Research Park Portfolio I, TIC-2, LLC	LLC	10%
BR Cummings Research Park Portfolio II, TIC-2, LLC	LLC	10%
BR Cummings Research Park Portfolio III, TIC-2, LLC	LLC	10%
BR Cummings Research Place Development LLC	LLC	10%
Colonial Polar BEK Mgmt Co	General Partnership	50%
CPSI & Fairway Investments, as Co-Tenants (Madison JV)	Tenancy in Common	25%
CRLP Durham, LP	Limited Partnership	20%
CRLP Roswell, LP	Limited Partnership	20%
DRA/CLP 600 Townpark Office Orlando LLC	LLC	15%
DRA/CLP 901 Maitland Orlando LLC	LLC	15%
DRA/CLP Bayside Tampa LLC	LLC	15%
DRA/CLP Blue Lake Birmingham LLC	LLC	15%
DRA/CLP Colonnade Office LLC	LLC	15%
DRA/CLP Colonnade Retail LLC	LLC	15%
DRA/CLP Concourse Center Tampa LLC	LLC	15%
DRA/CLP CP Tampa LLC	LLC	15%
DRA/CLP Downtown Plaza Birmingham LLC	LLC	15%
DRA/CLP Esplanade LP	Limited Partnership	15%
DRA/CLP Heathrow Orlando 1000 LLC	LLC	15%
DRA/CLP Heathrow Orlando LLC	LLC	15%
DRA/CLP Independence Plaza Birmingham LLC	LLC	15%
DRA/CLP International Park Birmingham LLC	LLC	15%
DRA/CLP Research Park Plaza Austin LP LLC	LLC	15%
DRA/CLP Riverchase Center Birmingham LLC	LLC	15%
DRA/CLP The Peachtree Atlanta LLC	LLC	15%
DRA/CLP Townpark Office Orlando LLC	LLC	15%
Highway 11/31 LLC	LLC	5%
Highway 150, LLC	LLC	10%
Lanesboro at Heathrow LLC	LLC	50%
McDowell - CRLP McKinney JV, LLC	LLC	25%
Parkside Drive Farragut, LLC	LLC	50%
Parkside Drive LLC	LLC	50%
Regents Park Phase II LLC	LLC	40%
Sam Ridley, LLC	LLC	50%
TRC Holdings LLC	LLC	50%

SCHEDULE 6.1(f)
TITLE TO PROPERTIES; LIENS; TITLE INSURANCE

PROPERTIES

Property Name	Type	Entity Name of Property Owner

Traditions Land CRLP	ForSale	Colonial Realty Limited Partnership (CRLP)
47 Canal Place, LLC CRLP	ForSale	Forty Seven Canal Place, LLC
The Enclave JV	ForSale	First Ward Residential, LLC
47 Canal Place	ForSale	Forty Seven Canal Place, LLC
Regents Park Phase II	ForSale	Regents Park Phase II LLC
Woodlands	ForSale	Colonial Properties Services, Inc. (CPSI)
CPSI-Cypress Village I	ForSale	CPSI-UCO Cypress Village I, LLC
CPSI-Cypress Village II	ForSale	CPSI-UCO Cypress Village II, LLC
CPSI-Cypress Vill. II(Villas)	ForSale	CPSI-UCO Cypress Village III, LLC
CPSI-Spanish Oaks	ForSale	CPSI-UCO Spanish Oaks, LLC
Centex Land	ForSale	CPSI Randall Park LLC
Randall Park Commercial	ForSale	CPSI Randall Park LLC
Metropolitan Midtown	ForSale	Midtown Redevelopment Partners, LLC
CPSI-Coscan Heathrow South	ForSale	Lanesboro at Heathrow LLC
CG at Research Park (Durham)	MultiFamily	CRLP Durham, LP
CG at Huntcliff	MultiFamily	CRLP Roswell, LP
CG at Edgewater I	MultiFamily	CMF 7 Portfolio LLC
CG at Liberty Park	MultiFamily	CMF 15 Portfolio LLC
CG at Heather Glen	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Lakewood Ranch	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Madison	MultiFamily	CMF 7 Portfolio LLC
CG at Town Park(Lake Mary)	MultiFamily	CMF 7 Portfolio LLC
CV at Twin Lakes	MultiFamily	CRLP Twin Lakes LLC
CG at Town Park Reserve	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Silverado	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Mallard Creek	MultiFamily	CMF 15 Portfolio LLC
CG at Silverado Reserve	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Trussville	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Huntleigh Woods	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Heathrow	MultiFamily	CMF 15 Portfolio LLC
CV at Ashford Place	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Quarry Oaks	MultiFamily	CMF 15 Portfolio LLC
CG at Arringdon	MultiFamily	CMF 15 Portfolio LLC
CG at Berkeley Lake	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Mount Vernon	MultiFamily	CMF 15 Portfolio LLC
CG at River Oaks	MultiFamily	CMF 7 Portfolio LLC
CG at River Plantation	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Sugarloaf	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Seven Oaks	MultiFamily	CMF 7 Portfolio LLC
CV at Sierra Vista	MultiFamily	CMF 15 Portfolio LLC
CG at McGinnis Ferry	MultiFamily	CMF 15 Portfolio LLC
CG at Beverly Crest	MultiFamily	CMF 15 Portfolio LLC
CG at Patterson Place	MultiFamily	CMF 15 Portfolio LLC
CG at Round Rock	MultiFamily	CMF 15 Portfolio LLC
CG at Bear Creek	MultiFamily	CMF 15 Portfolio LLC
CG at Barrett Creek	MultiFamily	CMF 7 Portfolio LLC
CG at Onion Creek	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Mallard Lake	MultiFamily	CMF 15 Portfolio LLC
CG at Crabtree Valley	MultiFamily	CMF 15 Portfolio LLC
CG at Bellevue	MultiFamily	CRLP Bellevue LLC
CG at Ayrsley	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at McDaniel Farm	MultiFamily	Colonial Realty Limited Partnership (CRLP)

Property Name	Type	Entity Name of Property Owner

CV at Willow Creek	MultiFamily	CMF 15 Portfolio LLC
CV at Shoal Creek	MultiFamily	CMF 15 Portfolio LLC
CV at Chancellor Park	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Huntersville	MultiFamily	CMF 7 Portfolio LLC
CG at Huntersville Const	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Randal Park Const	MultiFamily	CPSI Randall Park LLC
CG at Scottsdale	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Shiloh	MultiFamily	CMF 15 Portfolio LLC
CG at Pleasant Hill	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Oakbend	MultiFamily	CMF 15 Portfolio LLC
CG at University Center	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Cypress Cove	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at OldTown Scottsdale South	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at OldTown Scottsdale North	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Inverness Commons	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Godley Station I	MultiFamily	Merritt at Godley Station, LLC
CV at Godley Lake	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Matthews	MultiFamily	CRLP Crescent Lane LLC
CG at Matthews Commons	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Cypress Village Rental	MultiFamily	CPSI-UCO Cypress Village II, LLC
CG at Riverchase Trails	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Enclave	MultiFamily	First Ward Residential, LLC
CG at Brier Creek	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Ashton Oaks	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Desert Vista	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Hampton Preserve	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Cornelius	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Wells Branch	Multifamily	Colonial Realty Limited Partnership (CRLP)
CG at Palm Vista	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Double Creek	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Harbour Club	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Mill Creek	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Glen Eagles I & II	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Tradewinds	MultiFamily	CRIT-VA III LLC
Ashley Park	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Autumn Hill	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Meadow Creek	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CR at West Franklin	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Hampton Glen	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Heatherwood	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Highland Hills	MultiFamily	CRIT - NC Three LLC
CV at Woodlake	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Greenbrier	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Deerfield	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Westchase	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Charleston Place	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Stone Point	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Pinnacle Ridge	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Hampton Pointe	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at West End	MultiFamily	CMF 15 Portfolio LLC
Brookfield	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Paces Cove	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Remington Hills	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Main Park	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Summer Tree	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Vista Ridge	MultiFamily	Colonial Realty Limited Partnership (CRLP)

Property Name	Type	Entity Name of Property Owner

CV at Grapevine I & II	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at North Arlington	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Canyon Hills	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Greystone	MultiFamily	CMF 7 Portfolio LLC
CV at Chase Gayton	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Autumn Park	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Legacy Park	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Timber Crest	MultiFamily	Timber Crest Apartments, LLC
CG at Trinity Commons	MultiFamily	Trinity Commons Apartments, LLC
Trinity Commons II, LLC
CG at Wilmington	MultiFamily	St. Andrews Place Apartments, LLC
St. Andrews Place II, LLC
CV at Waterford	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at South Tryon	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Valley Ranch	MultiFamily	CRLP Valley Ranch LLC
CV at Greentree	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Hammocks	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Huntington	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Marsh Cove	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CG at Quarterdeck	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Waters Edge	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Windsor Place	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Belterra	MultiFamily	Belterra Investors LLC
Traditions JV	MultiFamily	TA-Colonial Traditions LLC
CG at Canyon Creek	MultiFamily	CMS/Colonial Multifamily Canyon Creek JV, LP
McKinney	MultiFamily	McDowell - CRLP McKinney JV, LLC
CV at Inverness I	MultiFamily	Colonial Realty Limited Partnership (CRLP)
CV at Inverness II & III	MultiFamily	Colonial Realty Limited Partnership (CRLP)
Land Title Building	Office	600 Building Partners
Heathrow 4, LLC (CPSI)	Office	Heathrow 4, LLC
Metropolitian Plaza	Office	Midtown Redevelopment Partners, LLC
CC Brookwood Village	Office	Colonial Realty Limited Partnership (CRLP)
CC Ravinia	Office	Colonial Realty Limited Partnership (CRLP)
CC TownPark 400	Office	Colonial Realty Limited Partnership (CRLP)
CC Town Park-Moreya	Office	Colonial Realty Limited Partnership (CRLP)
Heathrow E, LLC	Office	Heathrow E, LLC
Heathrow F, LLC	Office	Heathrow F, LLC
Heathrow 3 , LLC	Office	Heathrow 3, LLC
Heathrow G, LLC	Office	Heathrow G, LLC
Heathrow 6, LLC	Office	Heathrow 6, LLC
Heathrow I, LLC	Office	Heathrow I, LLC
Heathrow Oakmonte, LLC CRLP	Office	Colonial Realty Limited Partnership (CRLP)
Madison Joint Venture II	Retail	CPSI & Fairway Investments, as Co-Tenants (Madison JV)
CP Tannehill	Retail	Colonial Properties Services, Inc. (CPSI)
CP Huntsville	Retail	Colonial Properties Services, Inc. (CPSI)
CP Alabaster	Retail	Colonial Realty Limited Partnership (CRLP)
Highway 150 LLC	Retail	Highway 150, LLC
Alabaster II	Retail	Highway 11/31 LLC
HH Gregg/Haverty's	Retail	Highway 11/31 LLC
CP Craft Farms- Publix	Retail	Colonial Realty Limited Partnership (CRLP)
Metropolitan Midtown Retail	Retail	Midtown Redevelopment Partners, LLC
Colonial Brookwood Village	Retail	Colonial Realty Limited Partnership (CRLP)
Colonial Brookwood Village Sl	Retail	Colonial Realty Limited Partnership (CRLP)
Brookwood Convenience Ct	Retail	Colonial Realty Limited Partnership (CRLP)
CP Turkey Creek	Retail	Parkside Drive LLC
Turkey Creek III	Retail	Parkside Drive Farragut, LLC

Property Name	Type	Entity Name of Property Owner

CP Smyrna	Retail	Sam Ridley, LLC
CP Nord du Lac JV	Retail	CP Nord du Lac JV, LLC
Burnt Store Outparcels	Retail	Colonial Realty Limited Partnership (CRLP)
Bluerocke TIC I	Office	BR Cummings Research Park Portfolio I, TIC-2, LLC
Northrop Grumman	Office	BR Cummings Research Park Portfolio I, TIC-2, LLC
Colonial Center 1	Office	BR Cummings Research Park Portfolio I, TIC-2, LLC
Colonial Center 2	Office	BR Cummings Research Park Portfolio I, TIC-2, LLC
Research Place	Office	BR Cummings Research Park Portfolio I, TIC-2, LLC
Bluerocke TIC II	Office	BR Cummings Research Park Portfolio II, TIC-2, LLC
Perimeter 1500	Office	BR Cummings Research Park Portfolio II, TIC-2, LLC
Perimeter 1525	Office	BR Cummings Research Park Portfolio II, TIC-2, LLC
DRS	Office	BR Cummings Research Park Portfolio II, TIC-2, LLC
Progress Center 1	Office	BR Cummings Research Park Portfolio II, TIC-2, LLC
Progress Center 2	Office	BR Cummings Research Park Portfolio II, TIC-2, LLC
Progress Center 3	Office	BR Cummings Research Park Portfolio II, TIC-2, LLC
Progress Center 4 & 6	Office	BR Cummings Research Park Portfolio II, TIC-2, LLC
Bluerocke TIC III	Office	BR Cummings Research Park Portfolio III, TIC-2, LLC
Regions/Amsouth Center	Office	BR Cummings Research Park Portfolio III, TIC-2, LLC
Lakeside 1	Office	BR Cummings Research Park Portfolio III, TIC-2, LLC
Lakeside 2	Office	BR Cummings Research Park Portfolio III, TIC-2, LLC
Research Office Center 1	Office	BR Cummings Research Park Portfolio III, TIC-2, LLC
Research Office Center 2	Office	BR Cummings Research Park Portfolio III, TIC-2, LLC
Research Office Center 3	Office	BR Cummings Research Park Portfolio III, TIC-2, LLC
Research Office Center 4	Office	BR Cummings Research Park Portfolio III, TIC-2, LLC
The Peachtree, LLC	Office	DRA/CLP The Peachtree Atlanta LLC
The Peachtree JV	Office	DRA/CLP The Peachtree Atlanta LLC
Peachtree Units 1125 & 1400 JV	Office	DRA/CLP The Peachtree Atlanta LLC
Colonnade, LLC	Office	DRA/CLP Colonnade Office LLC
3500 Colonnade JV	Office	DRA/CLP Colonnade Office LLC
3700 Colonnade JV	Office	DRA/CLP Colonnade Office LLC
3800 Colonnade JV	Office	DRA/CLP Colonnade Office LLC
Riverchase Center, LLC	Office	DRA/CLP Riverchase Center Birmingham LLC
2100 Riverchase Center JV	Office	DRA/CLP Riverchase Center Birmingham LLC
2200 Riverchase Center JV	Office	DRA/CLP Riverchase Center Birmingham LLC
2300 Riverchase Center JV	Office	DRA/CLP Riverchase Center Birmingham LLC
International Park, LLC	Office	DRA/CLP International Park Birmingham LLC
1800 International Park JV	Office	DRA/CLP International Park Birmingham LLC
1900 International Park JV	Office	DRA/CLP International Park Birmingham LLC
Colonial Plaza, LLC	Office	DRA/CLP Downtown Plaza Birmingham LLC
Colonial Plaza JV	Office	DRA/CLP Downtown Plaza Birmingham LLC
One Independence Plaza, LLC	Office	DRA/CLP Independence Plaza Birmingham LLC
One Independence Plaza JV	Office	DRA/CLP Independence Plaza Birmingham LLC
Colonial Center at Blue Lake,	Office	DRA/CLP Blue Lake Birmingham LLC
Colonial Center at Blue LakeJV	Office	DRA/CLP Blue Lake Birmingham LLC
Esplanade, LLC	Office	DRA/CLP Esplanade LP
Esplanade JV	Office	DRA/CLP Esplanade LP
CC TownPark, LLC	Office	DRA/CLP Townpark Office Orlando LLC
CC TownPark 100 JV	Office	DRA/CLP Townpark Office Orlando LLC
CC TownPark 200 JV	Office	DRA/CLP Townpark Office Orlando LLC
CC TownPark 300 JV	Office	DRA/CLP Townpark Office Orlando LLC
Townpark-Office, LLC	Office	DRA/CLP Townpark Office Orlando LLC
Townpark-Office Over Retail JV	Office	DRA/CLP Townpark Office Orlando LLC
901 Maitland, LLC	Office	DRA/CLP 901 Maitland Orlando LLC
901 Maitland JV	Office	DRA/CLP 901 Maitland Orlando LLC
HIBC Building, LLC	Office	DRA/CLP Heathrow Orlando LLC
HIBC Building 300 JV	Office	DRA/CLP Heathrow Orlando LLC

Property Name	Type	Entity Name of Property Owner

HIBC Building 400 JV	Office	DRA/CLP Heathrow Orlando LLC
HIBC Building 701 JV	Office	DRA/CLP Heathrow Orlando LLC
HIBC Building 801 JV	Office	DRA/CLP Heathrow Orlando LLC
HIBC Building 901 JV	Office	DRA/CLP Heathrow Orlando LLC
HIBC Building 1001 JV	Office	DRA/CLP Heathrow Orlando LLC
Concourse Center, LLC	Office	DRA/CLP Concourse Center Tampa LLC
Concourse Center-Bldg I JV	Office	DRA/CLP Concourse Center Tampa LLC
Concourse Center-Bldg II JV	Office	DRA/CLP Concourse Center Tampa LLC
Concourse Center-Bldg III JV	Office	DRA/CLP Concourse Center Tampa LLC
Concourse Center-Bldg IV JV	Office	DRA/CLP Concourse Center Tampa LLC
Colonial Place, LLC	Office	DRA/CLP CP Tampa LLC
Colonial Place 1 JV	Office	DRA/CLP CP Tampa LLC
Colonial Place II JV	Office	DRA/CLP CP Tampa LLC
Colonial Center Bayside, LLC	Office	DRA/CLP Bayside Tampa LLC
Colonial Center Bayside I JV	Office	DRA/CLP Bayside Tampa LLC
Colonial Center Bayside II JV	Office	DRA/CLP Bayside Tampa LLC
Research Office Park, LLC	Office	DRA/CLP Research Park Plaza Austin LP LLC
Research Office Park 3 JV	Office	DRA/CLP Research Park Plaza Austin LP LLC
Research Office Park 4 JV	Office	DRA/CLP Research Park Plaza Austin LP LLC
CC Townpark 600, LLC	Office	DRA/CLP 600 Townpark Office Orlando LLC
HIBC 1000, LLC	Office	DRA/CLP Heathrow Orlando 1000 LLC
Shops at Colonnade, LLC	Retail	DRA/CLP Colonnade Retail LLC
CP Town Park Retail, LLC	Retail	DRA/CLP Townpark Retail Orlando LLC

SCHEDULE 6.1(g)
EXISTING INDEBTEDNESS

			Secured /
Property	%Own	Amount	Unsecured

Multifamily:
CV at Timber Crest		$12,929,468	Secured
CG at Trinity Commons		30,436,790	Secured
CG at Wilmington		27,043,233	Secured
CG at Godley Station I		16,047,624	Secured
CV at Matthews		14,480,268	Secured
CG at Canyon Creek		15,274,886	Secured
Belterra	10%	1,960,682	Secured
CG at Research Park (Durham)	20%	4,357,588	Secured
CG at Huntcliff	20%	5,039,660	Secured
CG at Liberty Park		16,702,589	Secured
CG at Mallard Creek		14,646,982	Secured
CG at Heathrow		19,298,813	Secured
CV at Quarry Oaks		25,145,033	Secured
CG at Arringdon		18,104,424	Secured
CG at Mount Vernon		14,364,100	Secured
CV at Sierra Vista		10,215,170	Secured
CG at McGinnis Ferry		23,887,781	Secured
CG at Beverly Crest		14,521,257	Secured
CG at Patterson Place		14,395,531	Secured
CG at Round Rock		22,944,843	Secured
CG at Bear Creek		22,567,667	Secured
CG at Mallard Lake		16,532,859	Secured
CG at Crabtree Valley		9,869,425	Secured
CV at Willow Creek		24,767,857	Secured
CV at Shoal Creek		21,373,278	Secured
CG at Shiloh		28,539,612	Secured
CV at Oakbend		20,304,614	Secured
CV at West End		11,818,165	Secured
CG at Edgewater I		26,456,000	Secured
CG at Madison		21,473,000	Secured
CG at Town Park(Lake Mary)		31,434,000	Secured
CG at River Oaks		11,147,000	Secured
CG at Seven Oaks		19,774,000	Secured
CG at Barrett Creek		18,378,000	Secured
CG at Huntersville		14,165,000	Secured
CV at Greystone		13,532,000	Secured
CG at Bellevue		22,400,000	Secured
CV at Twin Lakes		25,400,000	Secured
CG at Valley Ranch		25,400,000	Secured

Office:
Land Title Building	33%	218,941	Secured
Bluerock JV	10%	10,754,000	Secured
DRA Office JV	15%	102,206,628	Secured

Retail:
Highway 150 LLC	10%	1,559,159	Secured
Alabaster II	5%	1,568,264	Secured
HH Gregg/Haverty's	5%	431,736	Secured
CP Turkey Creek	50%	32,500,000	Secured
Turkey Creek III	50%	6,255,230	Secured
			Secured /

Property	%Own	Amount	Unsecured

CP Smyrna	50%	13,060,950	Secured
DRA/CLP Retail JV	15%	9,079,460	Secured

Corporate:
CRLP Unsecured Corp. Debt Issued 8/02		80,000,000	Unsecured
CRLP Unsecured Corp. Debt Issued 8/02-Discount		(114,758)	Unsecured
CRLP Unsecured Corp. Debt Issued 4/03		99,500,000	Unsecured
CRLP Unsecured Corp. Debt Issued 4/03-Discount		(29,473)	Unsecured
CRLP Unsecured Corp. Debt Issued 4/04-Discount		631	Unsecured
CRLP Unsecured Corp. Debt Issued 6/04		192,215,000	Unsecured
CRLP Unsecured Corp. Debt Issued 6/04-Discount		(359,359)	Unsecured
CRLP Unsecured Corp. Debt Issued 9/05		184,981,000	Unsecured
CRLP Unsecured Corp. Debt Issued 9/05-Discount		(453,981)	Unsecured
CRLP Unsecured Corp. Debt Issued 9/06		75,246,000	Unsecured
CRLP Unsecured Corp. Debt Issued 9/06-Discount		(119,092)	Unsecured
Other		(1)	Unsecured
Line of Credit (under Existing Credit Agreement - current balance)		352,423,000	Unsecured
Line of Credit - Competitive Bid Options		—

Contingent Liabilities:

Guaranty of Hwy 150 (CP Hoover)		1,000,000

Limited guaranty in the amount of $1Million on indebtedness in the approximate amount of $15.7 million, which is collateralized by Colonial Promenade Hoover retail property

Letters of Credit:
MFAM - CG @ Huntersville		41,600
Corp Insurance		1,140,000
Kohl's @ Nordulac		3,000,000
MFAM - Double Creek Land		95,500
Craftfarms		55,476
Nordulac		1,140,000
Target Corp.		8,000,000

Total Indebtedness		$1,882,525,109

SCHEDULE 6.1(i)
LITIGATION

None

SCHEDULE 6.1(k)
FINANCIAL STATEMENTS

None

SCHEDULE 6.1(p)
ENVIRONMENTAL MATTERS

None

SCHEDULE 6.1(y)
UNENCUMBERED ASSETS

PROPERTY	METROPOLITAN STATISTICAL AREA

MULTIFAMILY
Ashley Park	Richmond - MSA
CG at Ashton Oaks	Austin - MSA
Autumn Hill	Charlottesville - MSA
CG at Autumn Park	Greensboro - MSA
Brookfield	Dallas/Fort Worth - MSA
CG at Ayrsley	Charlotte - MSA
CG at Berkeley Lake	Atlanta - MSA
CG at Cypress Cove	Charleston - MSA
CG at Desert Vista	Las Vegas - MSA
CG at Hammocks	Savannah - MSA
CG at Heather Glen	Orlando - MSA
CG at Inverness Commons	Phoenix - MSA
CG at Lakewood Ranch	Sarasota - MSA
CG at Legacy Park	Charlotte - MSA
CG at Matthews Commons	Charlotte - MSA
CG at McDaniel Farm	Atlanta - MSA
CG at OldTown Scottsdale North	Phoenix - MSA
CG at OldTown Scottsdale South	Phoenix - MSA
CG at Onion Creek	Austin - MSA
CG at Pleasant Hill	Atlanta - MSA
CG at Quarterdeck	Charleston - MSA
CG at River Plantation	Atlanta - MSA
CG at Riverchase Trails	Birmingham - MSA
CG at Scottsdale	Phoenix - MSA
CG at Silverado	Austin - MSA
CG at Silverado Reserve	Austin - MSA
CG at Sugarloaf	Atlanta - MSA
CG at Town Park Reserve	Orlando - MSA
CG at University Center	Charlotte - MSA
CR at West Franklin	Richmond - MSA
CV at Ashford Place	Mobile - MSA
CV at Canyon Hills	Austin - MSA
CV at Chancellor Park	Charlotte - MSA
CV at Charleston Place	Charlotte - MSA
CV at Chase Gayton	Richmond - MSA
CV at Deerfield	Raleigh - MSA
CV at Godley Lake	Savannah - MSA
CV at Grapevine I & II	Dallas/Fort Worth - MSA
CV at Greenbrier	Washington DC - MSA
CV at Greentree	Savannah - MSA
CV at Hampton Glen	Richmond - MSA
CV at Hampton Pointe	Charleston - MSA
CV at Harbour Club	Norfolk - MSA
CV at Huntington	Savannah - MSA
CV at Huntleigh Woods	Mobile - MSA
CV at Inverness I	Birmingham - MSA
CV at Inverness II & III	Birmingham - MSA
CV at Main Park	Dallas/Fort Worth - MSA
CV at Marsh Cove	Savannah - MSA
CV at Meadow Creek	Charlotte - MSA
CV at Mill Creek	Winston-Salem - MSA
CV at North Arlington	Dallas/Fort Worth - MSA

PROPERTY	METROPOLITAN STATISTICAL AREA

CV at Pinnacle Ridge	Asheville - MSA
CV at South Tryon	Charlotte - MSA
CV at Stone Point	Charlotte - MSA
CV at Trussville	Birmingham - MSA
CV at Vista Ridge	Dallas/Fort Worth - MSA
CV at Waterford	Richmond - MSA
CV at Waters Edge	Charleston - MSA
CV at Westchase	Charleston - MSA
CV at Windsor Place	Charleston - MSA
CV at Woodlake	Raleigh - MSA
Glen Eagles I & II	Winston-Salem - MSA
Heatherwood	Charlotte - MSA
Paces Cove	Dallas/Fort Worth - MSA
Remington Hills	Dallas/Fort Worth - MSA
Summer Tree	Dallas/Fort Worth - MSA
CG at Brier Creek	Raleigh - MSA
CG at Wells Branch	Austin - MSA
CG at Cornelius	Charlotte - MSA
CG at Palm Vista	Las Vegas - MSA

RETAIL
Colonial Brookwood Village*	Birmingham - MSA
Brookwood Convenience Ct	Birmingham - MSA
CP Alabaster	Birmingham - MSA
CP Tannehill	Birmingham - MSA
CP Craft Farms- Publix	Gulf Shores - MSA

OFFICE
CC Brookwood Village	Birmingham - MSA
CC TownPark 400	Orlando - MSA
CC Ravinia	Atlanta - MSA

CIP
CG at Double Creek	Austin - MSA
CG at Hampton Preserve	Tampa - MSA

SCHEDULE 6.1(ee)
EMINENT DOMAIN

None

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]1. Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any Guarantees included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2	Assignee[s]:

_____________________
1 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

2 Select as appropriate.

3 Include bracketed language if there are either multiple Assignors or multiple Assignees.

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3	Borrower:	Colonial Realty Limited Partnership

4	Administrative Agent:	Wells Fargo Bank, National Association, as Administrative Agent under the Credit Agreement

5	Credit Agreement:	That certain Term Loan Agreement dated as of July 22, 2011, by and among Colonial Realty Limited Partnership, the financial institutions party thereto and their assignees under Section 12.5 thereof, and Wells Fargo
Bank, National Association, as Administrative Agent.

6	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned[4]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	_________________][5]

_____________________
4 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.

5 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][6] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:
Title:

[Consented to:][7]

[COLONIAL REALTY LIMITED PARTNERSHIP]

By:
Title:

[Consented to:][8]

[NAME OF RELEVANT PARTY]

By:
Title:

___________________
6 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

7 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

8 To be added only if the consent of the other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under Section 12.5 (b) of the Credit Agreement), (iii) from and after the Effective Date specified for this Assignment and Acceptance, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 or 8.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, and (vii) if such Assignee is organized under the laws of a jurisdiction outside the United States of America, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of the 22nd day of July, 2011, by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), and the parties executing this agreement as Guarantors (such parties are hereinafter referred to collectively as the “Guarantors”; the Borrower and the Guarantors are sometimes hereinafter referred to individually as a “Contributing Party” and collectively as the “Contributing Parties”).
WHEREAS, pursuant to that certain Term Loan Agreement dated as of July 22, 2011, by and among Borrower, the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”) for the Lenders (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), the Agent and the Lenders have agreed to extend financial accommodations to the Borrower;
WHEREAS, as a condition to the execution of the Credit Agreement, the Lenders have required that the Guarantors execute and deliver that certain Guaranty, dated of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time. the “Guaranty”);
WHEREAS, pursuant to the Guaranty, Guarantors have jointly and severally agreed to guarantee the obligations described in the Guaranty (the “Guaranteed Obligations”);
WHEREAS, either (i) Borrower is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) each Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in Borrower;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interest to obtain financing from the Agent and the Lenders through their collective efforts; and
WHEREAS, Borrower and Guarantors will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Borrower to enter into the Credit Agreement and the Guarantors to enter into the Guaranty, it is agreed as follows:
1.    Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
2.    Contribution. To the extent that a Contributing Party shall, under the Guaranty, make a payment (a “Guarantor Payment”) of a portion of the Guaranteed Obligations, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, the other Contributing Parties in an amount equal to the amount derived by subtracting from any such Guarantor Payment the “Allocable Amount” (as defined herein) of such Contributing Party; provided, however, that no Contributing Party shall be liable hereunder for contribution, indemnification, subrogation or reimbursement with respect to any Guarantor Payment for any amounts in excess of the “Allocable Amount” (as defined herein) for such Contributing Party.

As of any date of determination, the “Allocable Amount” (as defined herein) of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of New York or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws (the “Allocable Amount”).
3.    No Impairment. This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall reduce or impair the obligations of the Guarantors to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of Guarantors to which such contribution and indemnification is owing.
4.    Effectiveness. This Agreement shall become effective upon its execution by each of the parties hereto and shall continue in full force and effect and may not be amended, terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated, except as to any Guarantor upon its release from the Guaranty under the terms of the Credit Agreement or as approved by all of the Lenders. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If any Lender or the Agent grants additional loans or financial accommodations to Borrower or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of the other Contributing Parties to contribution and indemnification hereunder in connection with any Guarantor Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.
5.    Governing Law. This Agreement shall be governed by and Construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws rules of any jurisdiction).
6.    Third Party Beneficiary. The Contributing Parties agree that Agent has a valid interest in the terms of this Agreement pursuant to the Credit Agreement and Guaranty. The Contributing Parties further agree that until all Obligations and Guaranteed Obligations of the Contributing Parties under the Credit Agreement and Guaranty are fully performed and the Credit Agreement has terminated in accordance with its terms, Agent shall be an express third party beneficiary of this Agreement with the right to enforce the terms and provisions hereof.
7.    Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving the Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

IN WITNESS WHEREOF, each party has executed and delivered this Agreement, under seal, as of the date first above written.

BORROWER:

COLONIAL REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Colonial Properties Trust, its sole General Partner

By:
Name:
Title:

[SEAL]

GUARANTOR:

COLONIAL PROPERTIES TRUST, an Alabama trust

By:
Name:
Title:

[SEAL]

[Insert Other Guarantors]

EXHIBIT C
FORM OF GUARANTY
THIS GUARANTY dated as of July 22, 2011, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of a Joinder Agreement (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of July 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), and the Agent, and (b) the Lenders (the parties described in (a) and (b) are hereinafter referred to collectively as the “Credit Parties”).
WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, either (i) Borrower is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) each Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in Borrower;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Credit Parties on the terms and conditions contained herein; and
WHEREAS, each Guarantor's execution and delivery of this Guaranty is a condition to the Credit Parties making, and continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1.    Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower to any Credit Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, Fees, charges, attorneys' fees and other amounts payable to any Credit Party thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Credit Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.

Section 2.    Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Credit Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of Borrower, any other Guarantor or any other Person; or (c) to make demand of Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by a Credit Party which may secure any of the Guarantied Obligations.
Section 3.    Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a)    (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b)    any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(c)    any furnishing to a Credit Party of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral, if any, securing any of the Obligations;
(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Obligor;
(e)    any act or failure to act by Borrower, any other Obligor or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against Borrower to recover payments made under this Guaranty;
(f)    any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;
(g)    any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Credit Parties, regardless of what liabilities of the Borrower remain unpaid;

(h)    any statute of limitations in any action hereunder or for the collection of the Notes or for the payment or performance of the Guarantied Obligations;
(i)    the incapacity or lack of authority of Borrower or any other person or entity, or the failure of any Credit Party to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other person or entity;
(j)    the dissolution or termination of existence of Borrower, any Guarantor or any other Person;
(k)    the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any other Person;
(l)    the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or any Guarantor or any other person, or any of Borrower's or any Guarantor's or any other Person's or entity's properties or assets;
(m)    the damage, destruction, condemnation, foreclosure or surrender of all or any part of any Property or any of the improvements located thereon;
(n)    the failure of a Credit Party to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any Guarantied Obligation;
(o)    any failure or delay of a Credit Party to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Notes or the Loan Documents, or to realize upon any security, if any;
(p)    any failure of any duty on the part of a Credit Party to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower, any other Person or the Properties or any of the improvements located thereon, whether such facts materially increase the risk to Guarantors or not;
(q)    failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;
(r)    failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Guarantied Obligations;
(s)    failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of the Guarantied Obligations;
(t)    except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which Guarantors might otherwise be entitled;
(u)    any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of the Guaranteed Obligations;
(v)    the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Notes or the Loan Documents;

(w)    any transfer by Borrower or any other Person of all or any part of the security, if any, encumbered by the Loan Documents; or
(x)    to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled or any other circumstances which might otherwise constitute a discharge of a Guarantor (other than indefeasible payment in full or as to a Guarantor, a release of such Guarantor pursuant to and as provided in the Credit Agreement or as approved by all of the Lenders), it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.
Section 4.    Action with Respect to Guarantied Obligations. The Credit Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral, if any, securing any of the Obligations; (d) release any other Obligor or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against Borrower, any other Guarantor or any other Person; and (e) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Agent shall elect.
Section 5.    Representations and Warranties. Each Guarantor hereby makes to the Credit Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.
Section 6.    Covenants. Each Guarantor will perform and comply with all covenants applicable to such Guarantor, or which the Borrower is required to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents as if the same were more fully set forth herein.
Section 7.    Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.
Section 8.    Reinstatement of Guarantied Obligations. If a claim is ever made on a Credit Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and such Credit Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Credit Party with any such claimant (including Borrower or a trustee in bankruptcy for Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof, any release herefrom, or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Credit Parties for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Credit Party.

Section 9.    No Contest with Credit Parties; Subordination. So long as any Guarantied Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by any Credit Party) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with any Credit Party in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, any Credit Party may hold or in which it may have any share. Except as expressly provided in the Contribution Agreement, Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantors pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to the Credit Parties against Borrower, and Guarantors hereby waive any rights to enforce any remedy which a Credit Party may have against Borrower and any rights to participate in any collateral for Borrower's obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all indebtedness of Borrower to the Credit Parties, and agree with the Credit Parties that (a) Guarantors shall not demand or accept any payment from Borrower on account of such indebtedness, provided that, without modifying any limitations on Indebtedness in the Credit Agreement, Guarantor shall be entitled to receive and retain payments of indebtedness made from Borrower to Guarantor so long as no Default or Event of Default shall exist at the time of such payment and no Default or Event of Default shall occur as a result of any such payment, (b) Guarantors shall not claim any offset or other reduction of Guarantors' obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if a Credit Party so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for the Credit Parties and be paid over to the Credit Parties on account of the indebtedness of Borrower to the Credit Parties, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.
Section 10.    Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Credit Parties such additional amount as will result in the receipt by the Credit Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.
Section 11.    Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Credit Parties, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Credit Party other than the Agent subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Credit Party or any affiliate of such Credit Party, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Promptly following any such set-off, the Agent shall notify the applicable Guarantor thereof and of the application of such set-

off, provided that the failure to give such notice shall not invalidate such set-off.
Section 12.    Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor's properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Person allowed in any proceedings relative to such Guarantor, or any of such Guarantor's properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of such Person against Guarantors by virtue of this Guaranty or otherwise. If a Credit Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Credit Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 13.    Additional Guarantors; Release of Guarantors. Section 7.12 of the Credit Agreement provides that certain Subsidiaries must become Guarantors by, among other things, executing and delivering to Agent a Joinder Agreement. Any Subsidiary which executes and delivers to the Agent a Joinder Agreement shall be a Guarantor for all purposes hereunder. Under certain circumstances described in Section 7.12(b) of the Credit Agreement, certain Subsidiaries may obtain from the Agent a written release from this Guaranty pursuant to the provisions of such section, and upon obtaining such written release, any such Subsidiary shall no longer be a Guarantor hereunder. Each other Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder.
Section 14.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
Section 15.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 16.    WAIVER OF JURY TRIAL.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT

AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OTHER CREDIT PARTY OF ANY KIND OR NATURE.
(b)    EACH OF THE GUARANTORS, THE AGENT AND EACH OTHER CREDIT PARTY HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY OTHER CREDIT PARTY OR THE ENFORCEMENT BY THE AGENT OR ANY OTHER CREDIT PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.
Section 17.    Loan Accounts. Each Credit Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed prima facie evidence of the amounts and other matters set forth herein. The failure of a Credit Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 18.    Waiver of Remedies. No delay or failure on the part of a Credit Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by a Credit Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.
Section 19.    Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations, the cancellation of all the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.

Section 20.    Successors and Assigns. Each reference herein to the Agent or the other Credit Parties shall be deemed to include such Person's respective successors and assigns in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's permitted successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.
Section 21.    JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.
Section 22.    Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor.
Section 23.    Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.
Section 24.    Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender, at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.
Section 25.    Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 26.    Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 27.    Limitation of Liability. Neither the Agent, any other Credit Party nor any affiliate, officer, director, employee, attorney, or agent of such Persons, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent, any other Credit Party or any of such Person's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.
Section 28.    Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.
[Signatures Begin on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty under seal as of the date first written above.

GUARANTOR:

COLONIAL PROPERTIES TRUST, an Alabama trust

By:
Name:
Title:

[SEAL]

[Insert Other Guarantors]

EXHIBIT D
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT dated as of ____________, ____, executed and delivered by ___________________, a ___________ (the “New Subsidiary”), in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of July 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), and the Agent, and (b) the Lenders (the parties described in (a) and (b) above are hereinafter referred to collectively as the “Credit Parties”).
WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, Borrower owns, directly or indirectly, at least a majority of the issued and outstanding Equity Interests in the New Subsidiary;
WHEREAS, the Borrower, the New Subsidiary, and the existing Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
WHEREAS, the New Subsidiary acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Subsidiary is willing to guarantee the Borrower's obligations to the Credit Parties on the terms and conditions contained herein; and
WHEREAS, the New Subsidiary's execution and delivery of this Agreement is a condition to the Credit Parties continuing to make such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Subsidiary, the New Subsidiary agrees as follows:
Section 1.    Joinder to Guaranty. The New Subsidiary hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of July 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by Colonial Properties Trust, an Alabama trust, and each other Person a party thereto in favor of the Credit Parties and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a “Guarantor” thereunder, all as if the New Subsidiary had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Subsidiary hereby:
(a)    irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);
(b)    makes to the Credit Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)    consents and agrees to each provision set forth in the Guaranty.
Section 2.    Joinder to Contribution Agreement. The New Subsidiary hereby agrees that it is a “Guarantor” under that certain Contribution Agreement dated as of July 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Contribution Agreement”), made by the Borrower and the other Persons a party thereto and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a “Guarantor” thereunder, all as if the New Subsidiary had been an original signatory to the Contribution Agreement. Without limiting the generality of the foregoing, the New Subsidiary hereby agrees to be bound by each of the covenants contained in the Contribution Agreement, and consents and agrees to each provision set forth in the Contribution Agreement.
Section 3.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 4.    Further Assurances. The New Subsidiary agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.
Section 5.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.
(Signatures on next Page)

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW SUBSIDIARY]

By:
Name:
Title:

[SEAL]

Address for Notices:

c/o Colonial Properties Trust
Colonial Plaza, Suite 750
2101 Sixth Avenue North
Birmingham, Alabama 35203
Attention:
Telecopy Number: (205) 250-8890
Telephone Number: (205) 250-8700
Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as agent

By:
Name:
Title:

EXHIBIT E
NOTICE OF BORROWING
___________, 201_
Wells Fargo Bank, National Association
2859 Paces Ferry Road, Suite 1200
Atlanta, GA 30339
Attention: Andrew Hussion

Gentlemen:
Reference is made to that certain Term Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of July 22, 2011, by and among Colonial Realty Limited Partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement. Borrower hereby requests that the Lenders make Loans to the Borrower pursuant to Section 2.1(b) of the Credit Agreement in the amount of $______________.
A.    Base Rate Loan:
1.    Amount of Base Rate Loan:     $___________
2.    Proposed Date of Base Rate Loan    ___________
B.    LIBOR Loan:
1.    Amount of LIBOR Loan:     $___________
2.    Proposed Date of new LIBOR Loan:    $___________
[Check one box only]
3.    Interest Period for new LIBOR Loan:
☐ 1 month
☐ 3 months
☐ 6 months

The proceeds of this borrowing of the Loans will be used to refinance existing Indebtedness and for other corporate purposes.
The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief), except to the extent that such representations and warranties expressly

E - 1

relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date). In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Loan contained in Article V of the Credit Agreement will have been satisfied at the time such Loan is made.
If notice of the requested borrowing of Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1(b) of the Credit Agreement.

Sincerely,

COLONIAL REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Colonial Properties Trust, its sole General Partner

By:
Name:
Title:

E - 2

EXHIBIT F
FORM OF NOTICE OF CONTINUATION
____________, 201_

Wells Fargo Bank, National Association
2859 Paces Ferry Road, Suite 1200
Atlanta, GA 30339
Attention: Andrew Hussion

Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of July 22, 2011, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Colonial Realty Limited Partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.6 of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:
1.    The proposed date of such Continuation is _______________, _____.
2.    The aggregate principal amount of the Loans subject to the requested Continuation is $__________________ and was originally borrowed by the Borrower on ______________, 201__.
3.    The portion of such principal amount subject to such Continuation is $____________________.
4.    The current Interest Period for each of the Loans subject to such Continuation ends on ____________________, 201__.
5.    The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:
Interest Period
☐ 1 month                [check one box only]
☐ 3 months
☐ 6 months1

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default has or shall have occurred and be continuing.

If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.6 of the Credit Agreement.

____________________
1 If more than one Interest Period is desired, indicate the principal amount of the Loans requested for each Interest Period.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Continuation as of the date first written above.

COLONIAL REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Colonial Properties Trust, its sole General Partner

By:
Name:
Title:

EXHIBIT G
FORM OF NOTICE OF CONVERSION
______________, 201_

Wells Fargo Bank, National Association
2859 Paces Ferry Road, Suite 1200
Atlanta, GA 30339
Attention: Andrew Hussion

Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of July 22, 2011, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Colonial Realty Limited Partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.7 of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:
1.    The proposed date of such Conversion is ____________201_.
2.    The Loans to be Converted pursuant hereto are currently:
[Check one box only]        ☐    Base Rate Loans
☐    LIBOR Loans
3.    The aggregate principal amount of the Loans subject to the requested Conversion is $_______________ and was originally borrowed by the Borrowers on _______________, 201__.
4.    The portion of such principal amount subject to such Conversion is $_______________.
5.    The amount of such Loans to be so Converted is to be converted into Loans of the following Type:
[Check one box only]
☐    Base Rate Loans

☐    LIBOR Loans, each with an initial Interest Period for a duration of:
Interest Period
☐    1 month
☐    3 months

☐    6 months1         [Check one box only]

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date).
If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.7 of the Credit Agreement.
______________________
1 If more than one Interest Period is desired, indicate the principal amount of the Loans requested for each Interest Period.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Conversion as of the date first written above.

COLONIAL REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Colonial Properties Trust, its sole General Partner

By:
Name:
Title:

EXHIBIT H
FORM OF COMPLIANCE CERTIFICATE
__________, 201_

Wells Fargo Bank, National Association
2859 Paces Ferry Road, Suite 1200
Atlanta, GA 30339
Attention: Andrew Hussion

Each of the Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of July 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:
(1)    The undersigned is the chief financial officer of CLP.
(2)    The undersigned is responsible for and has made or caused to be made under his/her supervision a detailed review of the activities of the Obligors and their Subsidiaries in connection with the preparation of this Compliance Certificate.
(3)    The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.
(4)    To the best knowledge of the undersigned, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].
(5)    To the best knowledge of the undersigned, the representations and warranties made or deemed made by the Borrower and the other Obligors in the Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).
(6)    Attached hereto as Schedule 1 are detailed calculations establishing whether or not the Borrower was in compliance with the covenants contained in Sections 9.1 through 9.3, 9.6 and 9.14 of the Credit Agreement as of the relevant quarterly accounting period, calendar year, or other fiscal period covered by the financial statements furnished along with this Compliance Certificate.

(7)     Attached hereto as Schedule 2 is a true, correct, and complete record of the announced development pipeline (including Residential Units for Sale), including for each announced development project, the project name and location, the square footage (or number of units, as applicable) to be developed, the expected construction start date, the expected date of delivery, the expected stabilization date and the total anticipated cost.
(8)    With respect to the Residential Units for Sale, attached hereto as Schedule 3 is a true, correct, and complete record of the number of units for sale, the number of units sold, the number of units remaining for sale, the sales price of each unit, and whether management or control of such Property has been turned over to a homeowner's association or similar entity.
(9)    Attached hereto as Schedule 4 is a true, correct, and complete record of all outstanding Indebtedness of Borrower and its Subsidiaries and CLP and its Subsidiaries, showing for each component of Indebtedness, the lender, the total commitment, the total Indebtedness outstanding, the interest rate, if fixed, or the applicable margin over an index, if the interest rate floats, the term, the required amortization (if any), and the security (if any).
(10)    Attached hereto as Schedule 5 is a true, correct, and complete record of all interest rate protection agreements to which Borrower, CLP or any of their respective Subsidiaries are a party, showing for each such agreement, the total dollar amount, the type of agreement (i.e. cap, collar, swap, etc.), and the term thereof.
(11)    Attached hereto as Exhibit A is a copy of all management reports, if any, submitted to the Borrower or CLP or its management by its independent public accountants.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first above written.

COLONIAL REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Colonial Properties Trust, its sole General Partner

By:
Name:
	Title:	Chief Financial Officer

EXHIBIT I
FORM OF TERM LOAN NOTE
$_______________                            _______________, 201__
FOR VALUE RECEIVED, the undersigned, COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of ____________________ (the “Lender”), in care of Wells Fargo Bank, National Association (the “Agent”) to Agent's address at 608 Second Avenue South, 11th Floor, Minneapolis, Minnesota 55402, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of _______________ AND /100 DOLLARS ($_________), on the dates and in the principal amounts provided in the Credit Agreement (as defined herein), and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date, amount of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.
This Term Loan Note (this “Note”) is one of the “Notes” referred to in that certain Term Loan Agreement dated as of July 22, 2011, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), and the Agent. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.
Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date first written above.

COLONIAL REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Colonial Properties Trust, its sole General Partner

By:
Name:
Title:
[SEAL]

SCHEDULE OF LOANS
This Note evidences Loans made under the within described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of	Principal	Amount Paid	Unpaid Principal	Notation
Loan	Amount of Loan	or Prepaid	Amount	Made By

EXHIBIT J
FORM OF TRANSFER
AUTHORIZER DESIGNATION FORM
(For Disbursement of Loan Proceeds by Funds Transfer)
The following representatives of COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower") are authorized to request the disbursement of Loan proceeds and initiate funds transfers for Loan Number 1004973 dated July 22, 2011, by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), and Wells Fargo Bank, National Association, as the Administrative Agent (the “Agent”) for the Lenders. Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount[1]
1
2
3
4
5

Initial Loan Disbursement Authorization: Not Applicable

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

2.

J - 1

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

1 Maximum Wire Amount may not exceed the Loan Amount.

Date:

COLONIAL REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Colonial Properties Trust, its sole General Partner

By:
Name:
Title:
[SEAL]
____________________________

J - 2